                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                        PENNCORP FINANCIAL GROUP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
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the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                         PENNCORP FINANCIAL GROUP, INC.
                                745 FIFTH AVENUE
                            NEW YORK, NEW YORK 10151
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 11, 1996
                             ---------------------

To the Stockholders of
PennCorp Financial Group, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of PennCorp Financial Group, Inc. (the "Company") will be held on July 11, 1996 at 10:00 A.M., local time, at the Raleigh Marriott Hotel, Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina for the following purposes:

          1. To elect three Class I directors to hold office for three years and/or until their respective successors are elected and qualified;

          2. To approve the adoption of the Company's 1996 Stock Award and Stock Option Plan;

          3. To approve the adoption of the Company's 1996 Senior Executive Annual Incentive Award Plan;

          4. To approve the grant to Steven W. Fickes, President and Chief Financial Officer of the Company, of a warrant to purchase 60,000 shares of the Company's common stock, par value $.01 per share ("Common Stock");

          5. To ratify the selection of KPMG Peat Marwick, L.L.P. ("Peat Marwick") as the Company's independent auditors for 1996; and

          6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 22, 1996, as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company's insurance operations office at 2610 Wycliff Road, Raleigh, North Carolina, during the ten-day period prior to the date of the meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during ordinary business hours of the Company.

     You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, THAT STOCKHOLDER MAY REVOKE A PREVIOUSLY GIVEN PROXY AND VOTE IN PERSON.

                                            By Order of the Board of Directors,

                                            SCOTT D. SILVERMAN
                                            Secretary

June 11, 1996

                         PENNCORP FINANCIAL GROUP, INC.
                                745 FIFTH AVENUE
                            NEW YORK, NEW YORK 10151
                                  212-832-0700
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PennCorp Financial Group, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders to be held at the Raleigh Marriott Hotel, Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina on July 11, 1996 at 10:00 A.M., local time, and at any and all adjournments thereof. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may solicit proxies personally, by telephone, telefax or otherwise, without receiving additional compensation therefor. The expenses of all such solicitations, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company has retained Georgeson & Company Inc. as its proxy solicitor for the meeting, which will receive a fee of $7,500 (plus reimbursement of out-of-pocket expenses) for its services. The Company, upon request, will reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of the Company on or about June 11, 1996. The Company's 1995 Annual Report to Shareholders and Quarterly Report on Form 10-Q for the three months ended March 31, 1996 are being mailed to stockholders together with this Proxy Statement.

     If the enclosed proxy card is validly executed, dated and returned, it will be voted as directed by the stockholder. If no directions are given, proxies will be voted (i) FOR election as directors of all of the nominees specified herein; (ii) FOR the approval of the adoption of the Company's 1996 Stock Award and Stock Option Plan; (iii) FOR the approval of the adoption of the Company's 1996 Senior Executive Annual Incentive Award Plan; (iv) FOR the approval of the warrant grant to Steven W. Fickes; (v) FOR the ratification of the selection of Peat Marwick as the Company's independent auditors for 1996; and (vi) in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the meeting. A proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the Annual Meeting of Stockholders, by filing with the Secretary of the Company a written revocation or a duly executed proxy card bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder's proxy will not be used at the meeting by holders of the proxy. Attendance at the meeting, in and of itself, will not constitute a revocation of a previously given proxy.

     Only stockholders of record as of the close of business on May 22, 1996 are entitled to vote at the meeting. Holders of Common Stock are entitled to one vote for each share held of record. On May 22, 1996, the Company had outstanding and entitled to vote at the Annual Meeting 27,896,309 shares of Common Stock. A majority of those shares present in person or by proxy at the Annual Meeting will constitute a quorum to transact business at the meeting.

                      JOINT REPORT OF THE COMPENSATION AND
               KNIGHTSBRIDGE COMMITTEES OF THE BOARD OF DIRECTORS

BACKGROUND

     1995 was a remarkable year for the Company. During the year, the Company raised $165 million in equity capital, acquired and integrated into the Company's Raleigh, North Carolina operations Integon Life Insurance Corporation and its affiliates, and became the majority investor in Southwestern Financial Corporation ("SW Financial"), which acquired Southwestern Life Insurance Company ("Southwestern Life") and Union Bankers Insurance Company ("Union Bankers") from the bankrupt I.C.H. Corporation. Those transactions and the Company's internal growth resulted in an increase in the Company's total assets from $1.3 billion at December 31, 1994 to $3.1 billion at December 31, 1995 and an increase in net income before investment gains (losses) from $38.3 million for 1994 (or $1.93 per share) to $56.4 million (or $2.45 per share) for 1995. The Company's Common Stock ended the year at $29.50 per share, compared to $13.125 per share on the last trading day of 1994, outperforming the S&P 500 and the S&P Life Insurance indices during the same period. See "Stock Performance Graph" herein.

     In 1995, with the authorization of the Company's Board of Directors, David
J. Stone and Steven W. Fickes, the Company's two most senior officers, organized Knightsbridge Capital Fund I, L.P. (the "Knightsbridge Fund") for the purpose of raising capital, to be managed by them, in order to make equity and equity-linked investments in companies engaged primarily in the life insurance industry. This was a continuation of the merchant banking and private investment activities of Messrs. Stone and Fickes. The Knightsbridge Fund received subscriptions for $92 million in limited partnership interests, including a $15 million subscription from the Company. In addition to the Company, the limited partners of the Knightsbridge Fund are affiliates of 10 leading domestic and international banking organizations (the "Limited Partners").

     During the second half of 1995, and prior to the SW Financial transaction, which was the Knightsbridge Fund's first major investment, the Board of Directors of the Company and Messrs. Stone and Fickes, on behalf of the Knightsbridge Fund, agreed to form a joint venture to combine their resources on a transaction-by-transaction basis and thereby increase the opportunities of each to invest in a broader range of transactions. As part of the joint venture relationship, the Company received a right of first refusal on all insurance transactions considered by the Knightsbridge Fund. The Board of Directors of the Company appointed Thomas A. Player, Kenneth Roman, David C. Smith, Maurice W. Slayton and Bruce W. Schnitzer to a special committee (the "Knightsbridge Committee"), one of the responsibilities of which is to evaluate all transactions submitted to the Company by the Knightsbridge Fund and to determine whether a particular transaction would be pursued solely by the Company, pursued jointly with the Knightsbridge Fund, or not pursued by the Company. In addition, in exchange for a 45% interest in Knightsbridge Management L.L.C's ("Knightsbridge Management") net distributable income, the Company agreed to fund, subject to certain offsets, up to $2.6 million of the annual operating expenses (principally office overhead and the salaries of Messrs. Stone and Fickes and other employees of the Company made available for Knightsbridge Fund and PennCorp/Knightsbridge joint venture activities) of Knightsbridge Management, the entity formed to manage the Knightsbridge Fund. During late 1995 and early 1996, the Knightsbridge Committee and Messrs. Stone and Fickes continued their discussions on the definitive terms of the Knightsbridge Fund relationship. For further information about the Knightsbridge Fund and Knightsbridge Management, see "Material Developments -- The Knightsbridge Relationship" herein.

     In December 1995, the Company and the Knightsbridge Fund formed SW Financial to jointly pursue the acquisition of Southwestern Life and Union Bankers from I.C.H. Corporation in a bankruptcy court-supervised auction. That transaction is discussed in more detail under "Material Developments -- The Southwestern Financial Investment."

     In February 1996, the Company completed a $165 million common stock offering, which the Company used to repay indebtedness, thereby improving its leverage ratio. As a result of discussions with several institutional investors during the course of the offering, Messrs. Stone and Fickes began discussions with the

Board of Directors of the Company on a means of consolidating their outside business interests, including the Knightsbridge Fund, under the Company. Subsequently, Messrs. Stone and Fickes and the members of the Knightsbridge and Compensation Committees of the Board of Directors developed a plan to enable the Company to manage the Knightsbridge Fund and to provide Messrs. Stone and Fickes with a compensation program that offers them compensation opportunities with economic interests aligned with shareholders generally and that provides incentives for each to make a long-term commitment to the Company.

     At the Annual Meeting, the Board of Directors is asking stockholders to approve the 1996 Stock Option and Stock Award Plan and the 1996 Senior Executive Annual Incentive Award Plan developed in connection with the employment arrangements for Messrs. Stone and Fickes. These plans and the employment agreements for Messrs. Stone and Fickes are described further herein. The Knightsbridge Committee and Messrs. Stone and Fickes intend to finalize promptly the Knightsbridge restructuring plan, which is described further herein, and which will be submitted for stockholder approval, to the extent required by the rules of the New York Stock Exchange (the "NYSE"), at a special meeting of stockholders to be called and held after the Annual Meeting to which this Proxy Statement relates.

THE KNIGHTSBRIDGE RESTRUCTURING PLAN

      In brief, the elements of the Knightsbridge restructuring plan and the compensation arrangements for Messrs. Stone and Fickes are as follows:

    - Messrs. Stone and Fickes have entered into five-year employment agreements with the Company providing for competitive annual salaries, substantial initial option grants, the opportunity to earn annual cash bonuses (based primarily on targeted compound annual growth in earnings per share), and covenants not to compete. The continuation of these employment agreements is contingent upon the consummation of the Knightsbridge restructuring transaction described in the next paragraph.

    - Subject to negotiation of definitive documentation, an amendment of the limited partnership agreement for the Knightsbridge Fund, which will require approval of the Knightsbridge Fund Limited Partners, regulatory approvals (if any), receipt of a fairness opinion from Smith Barney Inc. ("Smith Barney") and stockholder approval (collectively, the "Conditions"), the Company expects to to acquire the interests of Messrs. Stone and Fickes in Knightsbridge Management and their economic interests in the general partner of the Knightsbridge Fund, including their 20% profits interest in future Knightsbridge Fund investments and the obligation to make side-by-side investments in all future Knightsbridge Fund transactions. By acquiring all the interests in Knightsbridge Management, the Company will receive the entire annual management fee paid by the Limited Partners of the Knightsbridge Fund (presently $1.4 million per year, subject to certain offsets), transactional fees on investments made by the Knightsbridge Fund and all (rather than its proportionate share of) the fees for oversight and investment management services provided to businesses in which the Knightsbridge Fund invests. The interests of Messrs. Stone and Fickes in Knightsbridge Management and the economic interests of Messrs. Stone and Fickes in the general partner of the Knightsbridge Fund are collectively referred to as "The Fickes and Stone Knightsbridge Interests". Subject to the satisfaction of the Conditions, the Company has agreed to acquire The Fickes and Stone Knightsbridge Interests for an aggregate purchase price of $10 million, which will be paid in the form of a promissory note of the Company, which will mature on April 15, 2001, will pay interest, in cash, at a rate equal to the IRS applicable mid-term federal rate (6.58% as of June 1996) and will be paid at maturity in the form of 338,983 shares of Common Stock of the Company, subject to reduction for damages awarded to the Company in the event of breaches by Messrs. Stone or Fickes of the non-competition covenants contained in their employment agreements and to be contained in the Knightsbridge restructuring agreement. The number of shares to be issued at maturity has been calculated based on a price of $29.50 per share, the closing price of the Common Stock on the NYSE on April 15, 1996, the date on which the Knightsbridge Committee and Messrs. Stone and Fickes reached agreement on the general terms of the acquisition of The Fickes and Stone Knightsbridge Interests and the effective date of their employment agreements, and will be adjusted for stock splits, reverse stock splits or similar transactions, if any, occurring on or prior to the maturity of the note. Mr. Allan D. Greenberg, a director of the Company, also owns a 5% interest in the general partner of the Knightsbridge Fund. Mr. Greenberg will receive such portion of the consideration paid by the Company for The Fickes and Stone Knightsbridge Interests as Messrs. Stone, Fickes and Greenberg agree among themselves.

    - The Company intends to enter into negotiations to purchase from the Knightsbridge Fund its investment in the common stock and common stock warrants of SW Financial ("The Knightsbridge Fund SW Financial Investment"). The Company also intends to purchase from Messrs. Stone and Fickes their personal investments in the common stock and common stock warrants of SW Financial ("The Fickes and Stone SW Financial Investment"). Messrs. Stone and Fickes will retain their profits interest as the general partner in the Knightsbridge Fund as it relates to investments made prior to April 15, 1996, consisting principally of the profits interest in the Knightsbridge Fund SW Financial Investment ("The Fickes and Stone SW Financial Profits Interest"), which will be paid to Messrs. Stone and Fickes by the Knightsbridge Fund upon the sale to the Company of the Knightsbridge Fund SW Financial Investment. The Company has devised a process for determining the purchase price to be paid for the Knightsbridge Fund SW Financial Investment and The Fickes and Stone SW Financial Investment that will depend upon the receipt by the Company of a fairness opinion with respect to the terms of that transaction. For further information, see "Material Developments -- The Knightsbridge Restructuring Plan."

     The Company intends to call a special meeting of stockholders to consider the purchase of The Fickes and Stone Knightsbridge Interests after the definitive terms of that transaction have been documented and after the Company has obtained any required regulatory consents and the fairness opinion of Smith Barney, and after the Limited Partners have delivered their consent to the amendment of the Knightsbridge Fund limited partnership agreement required by that transaction. In addition, after the Company and the Knightsbridge Fund have agreed upon the purchase price, including the form of the consideration to be paid, for The Knightsbridge Fund SW Financial Investment, the Company will evaluate whether stockholder approval of that transaction, including the concurrent purchase of The Fickes and Stone SW Financial Investment, is necessary at the special meeting under the applicable rules of the NYSE. For further information, see "Material Developments -- The Knightsbridge Restructuring Plan -- Stockholder Approval."

     In the event that the Conditions to the purchase of The Fickes and Stone Knightsbridge Interests are not satisfied, then the new employment agreements entered into by Messrs. Stone and Fickes will terminate and all benefits received, including stock options granted under the 1996 Stock Award and Stock Option Plan, will be rescinded and Messrs. Stone and Fickes and the Knightsbridge Committee will reconvene their negotiations on the definitive terms of the Knightsbridge Fund relationship.

COMPENSATION PHILOSOPHY

     The Compensation Committee's philosophy is to identify with the interests of stockholders and promote and support the Company's entrepreneurial and acquisition-oriented character by providing the opportunity for senior management to earn significant compensation if significant value is created for stockholders. Because of the Company's focus on profitable growth, the Compensation Committee believes that executive officers should share in the risks and rewards experienced by, and therefore share the perspectives of, stockholders. Accordingly, the members of the Compensation Committee believe that those executives most able to affect changes in stockholder value should receive compensation weighted toward incentives, such as stock options, that offer the opportunity for significant economic gain based on the performance of the Company's stock over a several year horizon, balanced with appropriate base salary and annual bonus opportunities, which reward short-term performance. Since the Company's 1992 initial public offering, the Compensation Committee has reviewed the Company's compensation programs for its executive officers and insurance company executives, but has not extended those programs to Messrs. Stone and Fickes because they were founding directors and significant stockholders of the Company and because they were allowed to continue their external merchant banking and private investment activities. In connection with the Knightsbridge restructuring plan and in light of the significant changes in the Company's size and accelerating pace of acquisitions, the Compensation Committee engaged William M. Mercer, Incorporated ("Mercer"), a nationally recognized compensation consulting firm, to assist it in applying the concepts and philosophies of the compensation program developed by Mercer in 1995 for the Company's executive officers and insurance company executives to a new executive compensation program for Messrs. Stone and Fickes.

     In deciding on the charter to be given to Mercer, the Compensation Committee reviewed the Company's past performance and its plans for the future. In that review, the Compensation Committee concluded that the joint efforts of Messrs. Stone and Fickes have been and will continue to be critical to the Company's ability to formulate and implement its acquisition and business strategies. Because Messrs. Stone and Fickes are judged to have been equal contributors in leading the Company, the Compensation Committee believes that they should receive equal compensation. Consequently, the Compensation Committee requested Mercer to prepare a list of comparison companies, evaluate the compensation programs of those businesses, and make a recommendation for the compensation to be paid to Messrs. Stone and Fickes based on the average of the compensation paid to the top two executive officers of the comparison companies. In addition, in evaluating the size of the new stock option grants to be made to Messrs. Stone and Fickes, the Compensation Committee took into consideration the fact that Mr. Stone has not received any form of equity-based compensation since November 1992 and that Mr. Fickes has not received any form of equity-based compensation since early 1995.

     In preparing its recommendations to the Compensation Committee, Mercer developed a list of 15 insurance and diversified financial services companies that it considered to share the characteristics of being entrepreneurial and aggressively growth-oriented. Mercer presented its list of comparison companies to the Compensation Committee, which approved its choices. Although some of those companies are included in the S&P Life Insurance Index, which is the peer group used for purposes of the Stock Performance Graph contained elsewhere in this Proxy Statement, Mercer was asked to select a comparison group that had operating styles and growth strategies similar to those of the Company, rather than to simply survey the companies in the peer group index. Although some of the comparison companies chosen by Mercer are significantly larger than the Company based on revenues, total assets and/or market capitalization, the Compensation Committee considered it appropriate to evaluate the compensation programs of these companies on an equal basis because of their similarities to the Company in style and focus and because of the Compensation Committee's desire to motivate its senior executive officers to aspire to the success achieved by these companies.

1996 SENIOR EXECUTIVE COMPENSATION PROGRAM

     Based on Mercer's report, the Compensation Committee has recommended to the Board of Directors, which has adopted its recommendations, a three-part compensation program consisting of base salary, an annual incentive bonus opportunity and stock option awards. That compensation program is reflected in the five-year employment agreements entered into by Messrs. Stone and Fickes, which are described under "Executive Compensation -- Employment
Agreements -- Fickes and Stone Employment Agreements" herein.

     Base Salary. Effective as of April 15, 1996, each of Messrs. Stone and Fickes will receive an annual base salary of $750,000, which represents approximately the 67th percentile for the average of the 1995 salaries paid to the top two executives at the comparison companies. The Compensation Committee selected the 67th percentile based on its belief that Messrs. Stone and Fickes are critical to the Company's continuing success and should receive above average compensation. The Compensation Committee will review Messrs. Stone's and Fickes' annual base salaries each year to determine whether an increase is appropriate based on competitive industry practices.

     Annual Bonus Opportunity. Messrs. Stone and Fickes will participate in the Company's 1996 Senior Executive Annual Incentive Award Plan (the "Incentive Plan"), if approved at the Annual Meeting, pursuant to which each will be eligible to receive an annual cash bonus if the Company meets or exceeds pre-established performance goals, which for 1996 are based on a targeted growth rate in annual compounded earnings per share (calculated on a fully-diluted basis without regard to investment gains (losses)) ("EPS"). If EPS does not increase at least 5% for 1996 compared with 1995, no bonuses will be paid under the plan. For an EPS growth rate in excess of 5%, Messrs. Stone and Fickes will be eligible to receive bonuses ranging from 1% of the target bonus to 200% of the target bonus (if the EPS growth rate equals or exceeds 25%). This sliding scale concept also is used in the compensation program developed in 1995 for the Company's other executive officers and insurance company executives, although the target under that program is based on net income growth, not EPS growth. The target bonus amount for an EPS increase of 15% has been set at $800,000, which reflects the 67th percentile for the average of the 1995 bonuses for the two most senior executives at the comparison companies. Bonuses payable under the plan also may be adjusted upward (but not to exceed twice the annual target award) or downward by not more than 25% based on achievement of individual performance goals established in advance by the Compensation Committee.

     Stock Option Awards. Each of Messrs. Stone and Fickes will receive a grant of options to purchase up to 559,000 shares of Common Stock under the 1996 Stock Award and Stock Option Plan (the "Stock Plan"), if approved at the Annual Meeting. Of those options, (i) 250,000 options will have an exercise price of $29.50 per share (fair market value based on the closing price of the Common Stock on the NYSE on April 15, 1996, the effective date of the Stone and Fickes employment agreements), (ii) 103,000 options will have an exercise price of $32.45 per share (110% of fair market value as of April 15, 1996), (iii) 103,000 options will have an exercise price of $35.695 per share (121% of fair market value as of April 15, 1996) and (iv) 103,000 options will have an exercise price of $39.235 per share (133% of fair market value as of April 15, 1996). All such options will vest in four equal annual installments on each April 15 (the effective date of the Fickes and Stone employment agreements), commencing April 15, 1997 and will expire on April 15, 2001. Mercer reported to the Compensation Committee that these awards each have a grant date present value (using a Black-Scholes valuation model) of $4.7 million, which represents the 75th percentile for the average grant date present value of stock option awards made in 1995 to the two most senior executives of the comparison companies. The Compensation Committee's decision to recommend options at the 75th percentile reflects the committee's focus on developing a compensation program that gives more weight to long-term performance than to short-term success. The Compensation Committee does not expect to recommend, in the ordinary course, additional stock option awards to Messrs. Stone and Fickes in 1996, 1997 or 1998.

1995 SENIOR EXECUTIVE COMPENSATION PROGRAM

     For 1995, each of Messrs. Stone and Fickes received an annual base salary of $408,340 which reflected a decrease over 1994 as a model for company-wide cost cutting measures instituted in 1995. Mr. Stone received an incentive cash bonus of $1,150,000 and Mr. Fickes received an incentive cash bonus of $1,000,000. The amounts of these bonuses were subjectively determined by the Compensation Committee after considering the roles played by Messrs. Stone and Fickes in leading the Company in achieving its strategic goals for 1995. (Please refer to the first paragraph of this Report for the Company's significant accomplishments in 1995.) In addition, in 1995, the Compensation Committee granted Mr. Fickes a warrant to purchase 60,000 shares of Common Stock, subject to stockholder approval, to reflect Mr. Fickes' contribution to the success of the Company's transactional growth strategy. Mr. McCormick, who served as President and Chief Executive Officer of the Company until July 1, 1995, received a salary of $500,000 in accordance with his 1990 employment agreement, which continues until July 1, 1997.

SECTION 162(M)

     It is the Company's policy to take all reasonable steps to obtain the maximum deduction available for compensation paid to its executives. To qualify for the exemption from the limitation on the deductibility of certain executive compensation contained in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), stockholder approval is being sought at the Annual Meeting for the adoption of the Stock Plan, the Incentive Plan and the Fickes warrant award, which are intended to qualify thereunder.

          COMPENSATION COMMITTEE:                          KNIGHTSBRIDGE COMMITTEE:
             Kenneth Roman, Chairman                      Thomas A. Player, Chairman
             Bruce W. Schnitzer                               Bruce W. Schnitzer
               David C. Smith                                 Maurice W. Slayton
            Allan D. Greenberg*                                 David C. Smith
                                                                Kenneth Roman

- ---------------

* Mr. Greenberg recused himself from proceedings related to the new employment agreements and the Knightsbridge restructuring plan.

                            STOCK PERFORMANCE GRAPH

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           S&P 500        S&P LIFE        PENNCORP
10/30/92                                100.00          100.00          100.00
12/31/92                                104.79          114.27          115.00
12/31/93                                115.26          115.70          131.11
12/31/94                                116.50           95.53           87.91
12/31/95                                160.51          137.25          198.10

     The above graph compares the performance of the Company's Common Stock with that of the S&P 500 Composite Index and the S&P Life Insurance Index over a measurement period beginning on October 30, 1992 (the date the Company's Common Stock began trading on the NYSE). Total stockholder return is calculated using the change in the stock price or index levels from the beginning of the measurement period, adjusted for the reinvestment of dividends on a quarterly basis. The comparison of total return on investment assumes that $100 was invested on October 30, 1992 in each of the Company, the S&P 500 Composite Index, and the S&P Life Insurance Index, with the latter two investments weighted on the basis of market capitalization.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 1993, 1994 and 1995, the compensation paid or awarded by the Company and its subsidiaries to the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company, and the Company's former Chief Executive Officer (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                ANNUAL                  COMPENSATION
                                             COMPENSATION        --------------------------
                                         --------------------     RESTRICTED     SECURITIES     ALL OTHER
                                         SALARY       BONUS         STOCK        UNDERLYING    COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR      ($)         ($)       AWARDS($)(7)    OPTIONS(#)       ($)(8)
- -------------------------------  ----    -------    ---------    ------------    ----------    ------------
David J. Stone -- Chairman       1995    408,340    1,150,000           --             --          11,784
  of the Board and Chief         1994    500,000      100,000           --             --          11,802
  Executive Officer(1)           1993    450,000      150,000           --             --          16,919
Steven W. Fickes -- President    1995    408,340    1,000,000           --         60,000          11,784
  and Chief Financial            1994    500,000      150,000           --             --          11,802
  Officer(2)                     1993    400,000      150,000           --             --          16,919
Nicholas C. Keehbler --          1995    199,471      125,000           --         50,000          11,784
  Executive Vice President
  and Chief Operating
     Officer(3)
Scott D. Silverman -- Senior     1995    118,750      230,000           --             --           9,133
  Vice President, General        1994    115,000       45,000       16,250(8)       5,000           8,007
  Counsel and Secretary(4)
Michael J. Prager -- Senior      1995    150,000      180,000           --             --         265,153
  Vice President and Senior
  Financial Officer(5)
William M. McCormick --          1995    500,000           --           --             --          11,784
  Former President and           1994    500,000           --           --             --         110,948
  Chief Executive Officer (6)    1993    500,000      150,000           --             --          58,861

- ---------------

(1) Mr. Stone assumed the position of President and Chief Executive Officer effective July 1, 1995. He served as President of the Company from July 1, 1995 to March 21, 1996.

(2) In 1995, Mr. Fickes served as the Company's Vice Chairman of the Board and Chief Financial Officer. Mr. Fickes became President of the Company on March 21, 1996.

(3) Mr. Keehbler joined the Company as Executive Vice President and Chief Operating Officer in February 1995.

(4)  Mr. Silverman became an executive officer of the Company in January 1994.

(5) Mr. Prager became an executive officer of the Company in September 1995. The table above reflects all of Mr. Prager's 1995 compensation.

(6) Mr. McCormick resigned as President and Chief Executive Officer of the Company effective June 30, 1995. Mr. McCormick currently serves as a director of the Company.

(7) The only Named Executive Officers who held restricted stock at the end of 1995 were Messrs. Silverman and Prager, who each held 250 shares with a value, as of December 31, 1995, of $7,375. Those shares will vest on April 1, 1997, if the holder of the restricted stock is then an employee of the Company.

(8) Represents the fair market value, based on the closing price of the Common Stock on the NYSE on March 31, 1994 (the last trading day immediately prior to the date of grant), of 1,000 shares of Common Stock granted to Mr. Silverman as part of his bonus for 1993.

(9) Except as noted below, represents (a) matching and (b) profit sharing contributions made to the Company's 401(k) retirement and profit-sharing plan for 1995. (Mr. Stone: $4,620 and $7,164, respectively; Mr. Fickes: $4,620 and $7,164, respectively; Mr. Keehbler:
     $4,620 and $7,164, respectively; Mr. Silverman: $1,969 and $7,164, respectively; Mr. Prager: $4,620 and $7,164, respectively; Mr. McCormick $4,620 and $7,164, respectively.) In the case of Mr. Prager, this amount also includes reimbursement of relocation expenses of $253,369.

     The following table shows options and warrants granted to the Named Executive Officers during the fiscal year ended December 31, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                             ---------------------------------------------------------------
                              NUMBER OF      % OF TOTAL
                             SECURITIES       OPTIONS
                             UNDERLYING      GRANTED TO                                          GRANT DATE
                               OPTIONS      EMPLOYEES IN      EXERCISE                          PRESENT VALUE
           NAME              GRANTED(#)     FISCAL YEAR     PRICE ($/SH)    EXPIRATION DATE        ($)(5)
- ---------------------------  -----------    ------------    ------------    ----------------    -------------
David J. Stone.............          0             --              --              --                   --
Steven W. Fickes...........     60,000(1)       50.00           16.00(3)     March 9, 2005         541,380(6)
Nicholas C. Keehbler.......     50,000(2)       41.66           13.75(4)    February 6, 2005       377,800(7)
Scott D. Silverman.........          0             --              --              --                   --
Michael J. Prager..........          0             --              --              --                   --
William M. McCormick.......          0             --              --              --                   --

- ---------------

(1) Represents a ten-year warrant granted to Mr. Fickes, which vests in four equal annual installments commencing March 9, 1996.

(2) Represents a ten-year warrant granted to Mr. Keehbler under the Company's Senior Management Warrant Award Plan ("Warrant Plan"). The warrant vests in four equal annual installments commencing February 6, 1996.

(3) Represents the closing price per share of the Common Stock on March 9, 1995 as reported by the NYSE.

(4) Represents the closing price per share of the Common Stock on February 6, 1995 as reported by the NYSE.

(5) Based on the Black-Scholes pricing model for valuing compensatory stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the warrant is exercised so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Assumptions used in calculating grant date present value under the Black-Scholes model include stock price volatility at grant date, risk-free rate of return at grant date, annual dividend yield at grant date, warrant term from grant date and closing stock price at grant date. See Notes 6 and 7 below.

(6) The following assumptions were used to calculate the Grant Date Present Value using the Black-Scholes option pricing model: stock price volatility at grant date of 33.75%; risk-free rate of return at grant date of 5.195%; annual dividend yield of 0.25%; warrant term of ten years from grant date; and closing stock price at grant date of $16.

(7) The following assumptions were used to calculate the Grant Date Present Value using the Black-Scholes option pricing model: stock price volatility at grant date of 31.80%; risk-free rate of return at grant date of 5.968%; annual dividend yield of 0.29%; warrant term of ten years from grant date; and closing stock price at grant date of $13.75.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                    OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                                                       YEAR-END(#)                FISCAL YEAR-END($)(2)
                                               ----------------------------    ----------------------------
                                               EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                               -----------    -------------    -----------    -------------
David J. Stone...............................    168,750          56,250         2,261,250        753,750
Steven W. Fickes.............................    168,750         116,250         2,261,250      1,563,750
Nicholas C. Keehbler.........................          0          50,000                 0        787,500
Scott D. Silverman...........................          0          12,500                 0        201,775
Michael J. Prager............................          0          12,500                 0        301,250
William M. McCormick(3)......................    739,510          56,250        16,815,630        753,750

- ---------------

(1) None of the Named Executive Officers exercised any stock options or warrants during 1995.

(2) Based on the closing price of the Common Stock of $29.50 on December 29, 1995 as reported by the NYSE.

(3) Reflects the value of a fully vested warrant to purchase up to 570,760 shares of Common Stock received by Mr. McCormick as part of his 1990 employment agreement, plus the value of a partially vested warrant to purchase up to 225,000 shares of Common Stock issued under the Warrant Plan.

EMPLOYMENT AGREEMENTS

     Fickes and Stone Employment Agreements. In June 1996, each of Messrs. Stone and Fickes entered into a five-year employment agreement with the Company, copies of which are set forth as Annexes A and B to this Proxy Statement. These agreements reflect a three-part compensation program:

     - Base Salary -- $750,000 per year (subject to annual review for possible increase).

     - Annual Incentive Bonus -- Base target of $800,000 per year if the Company achieves an annual goal of 15% growth in compounded earnings per share.

     - Initial Stock Option Awards -- (i)  250,000 options with an exercise price of $29.50 per share;
                                     (ii)  103,000 options with an exercise
                                           price of $32.45 per share;
                                    (iii)  103,000 options with an exercise
                                           price of $35.695 per share; and
                                     (iv)  103,000 options with an exercise
                                           price of $39.235 per share.

The Company's Stock Plan and Incentive Plan under which Messrs. Stone and Fickes will receive their initial stock option awards and will be eligible to receive annual cash bonuses, respectively, are described in more detail in Proposal Nos. 2 and 3 herein, where those plans are submitted for approval by the Company's stockholders. In addition, the full text of those plans are set forth as Annexes C and D to this Proxy Statement.

     All the initial options to be granted in accordance with the employment agreements will vest and become exercisable, except as otherwise described in this paragraph, in four equal annual installments on each April 15, commencing April 15, 1997, and will expire on April 15, 2001. In the event of the death or disability (as defined) of the executive, all unexercisable options immediately will vest and become exercisable and all the vested and exercisable options held by the executive on the date of death or disability will remain exercisable until the end of the option term or the end of the one-year period following such death or disability, whichever is earlier. In the event of the termination of the executive's employment by the Company without "cause", by the employee for "good reason" or by the Company or the executive following a "change of control" (in each case, as defined), all unexercisable options immediately will vest and become exercisable and all vested and exercisable options held by the executive on the date of termination of employment will remain exercisable until the end of the option term. In the event of the termination of employment by the Company for "cause," the executive will forfeit all previously unexercised stock options granted pursuant to the employment agreement. In the event of a termination of employment by the executive other than for good reason, all vested and exercisable options held by the executive on the date of such termination of employment will remain exercisable until the earlier of the end of the option term or the end of the six-month period following the termination of employment. The foregoing discussion addresses the consequences of termination of employment with respect only to the options initially granted under the employment agreement.

     The employment agreements for Messrs. Stone and Fickes also provide that if employment is terminated due to death, the executive's estate will receive any annual salary or similar amounts (but not bonus) earned but not paid prior to the date of death, plus any additional death benefits provided under the Company's other benefit plans and programs. In the event of the termination of employment due to disability, in addition to any other benefits provided under the Company's otherwise applicable plans and programs and the right to continue to participate in the Company's employee benefit plans until reaching age 65, the executive will receive (i) any salary or similar amounts (but not bonus) earned but not paid prior to the date of termination of employment, plus (ii) in periodic installments until the last day of the month in which the employee reaches age 65, an annual amount equal to 60% of the executive's base salary in effect on the date of termination of employment, less the amount of any disability benefits (other than those attributable to the executive's contributions) provided under the Company's disability plan, plus (iii) a pro rated bonus for the year in which termination of employment occurs based on an amount equal to the product of the average percentage of the executive's base salary paid to the executive as an incentive bonus for the two calendar years immediately preceding the termination of employment. In the event of termination of employment without cause or for good reason, in addition to continuing to participate in the employee benefit plans of the Company until the earlier of the end of the period for which payments are made under the agreement or the date the executive receives equivalent coverage and benefits from a subsequent employer, the executive will receive (i) any salary or similar amounts (but not bonus) earned but not paid prior to the date of termination of employment, plus
(ii) a lump sum payment equal to the executive's base salary, at the annualized rate in effect on the date of termination of employment, for the longer of the end of the term of the employment agreement or 24 months (unless termination of employment follows a change in control, such amount to be discounted using a discount rate based on the applicable long-term federal rate published by the Internal Revenue Service (the "IRS") for the month in which termination of employment occurs), plus (iii) an amount equal to the same percentage of the executive's base salary as the average of the annual incentive bonuses paid to the executive for the two calendar years immediately preceding the date of termination of employment was as a percentage of base salary in each such year. In the event of a termination of employment following a change of control, the executive will receive the same benefits as for termination without cause, except that the executive will be entitled to a "gross-up" payment if any of the amounts payable to the executive are subject to any "golden parachute" excise taxes. In the event of a termination for cause, or if the executive resigns without good reason, the executive will be entitled to receive only base salary and similar amounts (but not bonus) earned but not paid prior to the termination of employment.

     The employment agreements also provide that Messrs. Stone and Fickes will not engage in any "competitive activity" (as defined) during the term of the agreements or, in the event of a voluntary termination of employment by the executive, for a six-month period following the termination of employment. In addition, during the term of the agreement or, in the event of a voluntary termination of employment by the executive, for a one-year period following the termination of employment, the executive will not, directly or indirectly, solicit, negotiate with or enter into discussions with the shareholders or representatives of any business with which the Company has engaged in discussions to acquire, merge, or enter into a joint venture during the 12-month period immediately preceding the date of the termination of employment. Moreover, the executive will agree not to solicit (i) the Company's employees for 18 months following the termination of employment and (ii) the Company's agents, brokers or policyholders for 36 months following the termination of employment.

     Keehbler Employment Agreement. On February 6, 1995, Mr. Keehbler entered into an employment agreement pursuant to which he serves as Executive Vice President and Chief Operating Officer of the Company. The employment agreement provides for a starting base annual salary of $225,000 and incentive compensation, guaranteed for 1995 only, of $125,000. As part of his employment arrangement, Mr. Keehbler received under the Warrant Plan a warrant to purchase up to 50,000 shares of Common Stock at an exercise price of $13.75 per share. Finally, Mr. Keehbler's employment agreement provides for the payment to Mr. Keehbler of one year's base salary in the event his responsibilities become materially different from or materially inconsistent with his current position, duties, responsibilities and status with the Company following a Change of Control (as defined in the Warrant Plan) and Mr. Keehbler's separation occurs within 120 days from such change in responsibilities.

     McCormick Employment Agreement. On August 22, 1990, Mr. McCormick entered into an employment agreement pursuant to which he served as President and Chief Executive Officer of the Company. Mr. McCormick relinquished his responsibilities as President and Chief Executive Officer of the Company effective June 30, 1995. As part of his employment agreement, Mr. McCormick received a warrant to purchase up to 570,760 shares of Common Stock, subject to adjustment in the event of certain recapitalizations or other changes in the outstanding capital stock of the Company, at a purchase price of $4.00 per share. Mr. McCormick has been granted demand and piggy-back registration rights with respect to the shares of Common Stock subject to his warrant. Pursuant to his employment agreement, Mr. McCormick will continue to receive his annual base salary of $500,000 until July 1, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Roman, Schnitzer, Smith and Greenberg. Mr. Greenberg became a member of the Compensation Committee on September 21, 1995. In 1995, Greenberg & Fickes, Ltd. ("G&F"), of which Mr. Greenberg (Vice Chairman of the Board and a director of the Company) is Chairman, earned aggregate consulting fees, including reimbursement of actual out-of-pocket expenses, of $210,000 for services in connection with the acquisition of Integon Life. Mr. Fickes has no ownership or economic interest in G&F.

                              CERTAIN TRANSACTIONS

     Mr. Slayton, a director of the Company, is the Chairman of the Board, President and Chief Executive Officer of Conning & Company ("Conning") and of Conning Corporation, the parent of Conning. Conning provides portfolio management and related services for a portion of the investment assets of the Company's insurance subsidiaries. In 1995, Conning earned aggregate fees, including reimbursement of actual out-of-pocket expenses, in the approximate amount of $783,000 for investment management services. On August 11, 1995 certain of the Company's subsidiaries sold for approximately $6.1 million their entire holdings of preferred stock, common stock and common stock warrants of Conning Corporation, acquired in February 1993 for approximately $4.5 million.

     During the final quarter of 1995 and the first quarter of 1996, the Knightsbridge Committee and Messrs. Stone and Fickes, on behalf of the Knightsbridge Fund, were engaged in ongoing negotiations concerning the Company's joint venture relationship with the Knightsbridge Fund. Those negotiations and the Company's relationship with the Knightsbridge Fund are discussed below under the caption "Material Developments -- The Knightsbridge Relationship."

                             MATERIAL DEVELOPMENTS

THE KNIGHTSBRIDGE RELATIONSHIP

     In 1995, with the authorization of the Company's Board of Directors, David
J. Stone, the Company's Chairman of the Board and Chief Executive Officer, and Steven W. Fickes, the Company's President and Chief Financial Officer, organized the Knightsbridge Fund to raise capital, to be managed by them, to make equity and equity-linked investments in companies engaged primarily in the life insurance industry. The Knightsbridge Fund has received subscriptions for approximately $92 million in limited partnership interests, including a $15 million subscription from the Company. In addition to the Company, the Limited Partners of the Knightsbridge Fund are affiliates of 10 leading domestic and international banking organizations. The general partner of the Knightsbridge Fund is Knightsbridge Capital, L.L.C., the members of which are Messrs. Stone (47.5%), Fickes (47.5%) and Allan D. Greenberg (5.0%) (Vice Chairman of the Board of Directors of the Company). Pursuant to the Knightsbridge Fund's limited partnership agreement, the general partner is entitled to receive 20% of all profits earned by the Limited Partners after the Limited Partners have been repaid their capital contributions to the partnership plus a preferential rate of return on their capital. Each Limited Partner, including the Company, is obligated to pay to Knightsbridge Management an annual management fee equal to 1.5% of its capital commitment until the earlier of the fifth anniversary of the first closing of the partnership or the date on which the partnership is fully invested, and thereafter will be obligated to pay an annual management fee equal to 1.0% of its capital commitment during a disposition period not to exceed five years. The amount of the annual management fee is subject to offset under certain circumstances.

     During the second half of 1995, the Company's Board of Directors and Messrs. Stone and Fickes, on behalf of the Knightsbridge Fund, discussed the formation of a joint venture to pursue life insurance acquisitions and investments. The Board of Directors and Messrs. Stone and Fickes concluded that the formation of a joint venture to combine the Company's and the Knightsbridge Fund's resources on a transaction-by-transaction basis could increase the opportunities of each to invest in a broader range of transactions. As part of that joint venture arrangement, the Company received a right of first refusal on all insurance transactions considered by the Knightsbridge Fund. In September 1995, the Board of Directors appointed Thomas A. Player, Kenneth Roman, David C. Smith, Maurice W. Slayton and Bruce W. Schnitzer to the Knightsbridge Committee of the Board of Directors. One of the responsibilities of the Knightsbridge Committee is to evaluate all transactions submitted to the Company by the Knightsbridge Fund and to determine whether a particular transaction would be pursued solely by the Company (a "PennCorp Transaction"), pursued jointly with the Knightsbridge Fund (a "Shared Transaction"), or not pursued by the Company, in which case the Knightsbridge Fund would be permitted to pursue the transaction for its own account (a "Knightsbridge Transaction").

     The Knightsbridge Fund and the Company determined to use Knightsbridge Management as their joint venture vehicle. Knightsbridge Management is the manager of the Knightsbridge Fund and is expected to provide merchant banking advice and services on all insurance acquisitions involving the companies acquired, or invested in, by the Knightsbridge Fund and/or the Company and receives annual management fees from the Limited Partners and transaction fees upon the completion of transactions supervised by it. The amount of any transaction fee paid with respect to a PennCorp Transaction or a Shared Transaction is subject to the prior review and approval of the Knightsbridge Committee. In exchange for a 45% interest in Knightsbridge Management's net distributable income, the Company agreed in principle to make available to Knightsbridge Management certain personnel of the Company who traditionally have played significant roles in the acquisition and investment activities of the Company, including Messrs. Stone and Fickes. The Company agreed to pay, on behalf of Knightsbridge Management, the personnel and related overhead costs for those individuals, which are expected to be $2.6 million per year. In the event these personnel and overhead costs exceed $2.6 million, Knightsbridge Management is responsible for the excess costs. Notwithstanding the foregoing, the Company's annual funding obligation to Knightsbridge Management is subject to an offset equal to 50% of all transaction fees paid to Knightsbridge Management during the prior fiscal year to the extent such fees are allocable to a PennCorp Transaction or to the Company's interest in a Shared Transaction. As part of the negotiations related to the Company's participation in Knightsbridge Manage-ment's net distributable income, the Company agreed to guarantee a bank line of credit of up to $10 million in the aggregate to permit Messrs. Stone and Fickes to make their side-by-side investments required as general partners of the Knightsbridge Fund. Neither Mr. Stone nor Mr. Fickes has utilized that guarantee as of the date of this Proxy Statement. If the Knightsbridge restructuring plan described below is approved by stockholders at the special meeting described herein, the Company will no longer provide that guarantee.

     In 1995, the Company paid to Knightsbridge Management its pro rata portion (based on its 16% limited partnership interest in the Knightsbridge Fund) of the annual management fee due under the Knightsbridge Fund limited partnership agreement. The Company also paid the personnel and related overhead costs for the employees of the Company made available for Knightsbridge Fund and PennCorp/Knightsbridge joint venture activities. Moreover, after the completion of the Southwestern Financial Investment described under "Material
Developments -- The Southwestern Financial Investment," and in recognition of that transaction and other contributions to the Company, the Board of Directors approved, upon recommendation of the Compensation Committee of the Board of Directors, the payment of incentive bonuses to Messrs. Stone and Fickes and the other personnel of the Company made available to Knightsbridge Management aggregating $2.4 million.

     In 1995, Knightsbridge Management received a fee of $3.9 million from SW Financial upon completion of the acquisition of Southwestern Life and Union Bankers. Based on their respective fully diluted equity investments in SW Financial (calculated without regard to the convertible debentures of SW Financial issued to the seller in that transaction), the Company's funding obligation to Knightsbridge Management for 1996 has been reduced by $1.3 million (50% of the Company's two-thirds interest in the SW Financial Investment) and the Limited Partners' 1996 management fee to Knightsbridge Management has been reduced, in the aggregate, by $650,000 (50% of the Knightsbridge Fund's one-third interest in the SW Financial Investment). In addition, the Company recorded $600,000 of income in 1995 related to its 45% interest in Knightsbridge Management's net distributable income.

THE SOUTHWESTERN FINANCIAL INVESTMENT

     On December 14, 1995, SW Financial, a newly organized corporation formed by the Company and the Knightsbridge Fund, purchased Southwestern Life and Union Bankers and certain related assets from I.C.H. Corporation and certain of its subsidiaries (collectively, "ICH") (the "SW Financial Investment") for $260.0 million.

     Through its direct investment of $120.0 million in SW Financial, the Company beneficially owns 67.2% of SW Financial's outstanding common stock (including common stock warrants), including 100.0% of SW Financial's non-voting common stock and 15.1% of SW Financial's voting common stock. The Company also owns preferred stock of SW Financial and one of its subsidiaries. The Company believes that the SW Financial Investment represents an opportunity to benefit both financially and strategically. Southwestern Life markets insurance products that are complementary to those of the Company and which are sold through similar distribution channels, although historically the target markets of the Company and Southwestern Life have been different. Because of their parallel products, distribution systems and administrative systems, the Company and SW Financial continue to evaluate a number of possible ways in which they may mutually benefit from their relationship. Among others, potential opportunities include expanded product offerings through cross-licensing arrangements and increased operating efficiencies through shared administrative functions. In addition, as described under "The Knightsbridge Restructuring Plan" below, the Company and the Knightsbridge Fund are evaluating the terms on which the Company would offer to purchase the entire outstanding minority interest in SW Financial.

  Background

     ICH filed for bankruptcy in October 1995 as a result of a liquidity crisis at the holding company. To alleviate regulatory and insurance rating agency concerns that the ICH bankruptcy might adversely affect policyholder perceptions of Southwestern Life and Union Bankers, which were not parties to the bankruptcy case, ICH determined to sell those companies, which represented its principal assets, in a bankruptcy court-supervised auction. For those reasons, and to satisfy tax planning objectives of ICH, the successful bidder was required to structure its proposal so that the acquisition of Southwestern Life and Union Bankers could be accomplished on or before December 31, 1995 and in a manner that permitted ICH to recognize certain tax benefits.

     The Company's Board of Directors, including its independent directors, authorized the Company and the Knightsbridge Fund to pursue the acquisition of Southwestern Life and Union Bankers as a Shared Transaction after considering, among other things, the structural and timing requirements imposed by ICH for a successful bid, and the Company's reluctance to increase significantly its financial leverage. On December 5, 1995, the bankruptcy court approved SW Financial's bid to acquire Southwestern Life and Union Bankers.

  Securities Purchased

     SW Financial purchased Southwestern Life and Union Bankers for a total purchase price of $260.0 million. The Company and its subsidiaries invested an aggregate of $120.0 million in cash to purchase voting common stock, nonvoting common stock, common stock warrants and preferred stock of SW Financial and preferred stock of one of SW Financial's subsidiaries. SW Financial used the proceeds from the Company's investment, together with a $23.0 million investment by the Knightsbridge Fund and a $7.0 million investment by Messrs. Stone and Fickes, $120.0 million in borrowings under a $125.0 million credit facility arranged by SW Financial and the issuance to ICH of $40.0 million principal amount of SW Financial's convertible debentures, to fund the purchase price for Southwestern Life and Union Bankers. The balance of the proceeds raised by SW Financial were used to make a $30.0 million capital contribution to Southwestern Life and Union Bankers, to pay transaction fees and expenses of $10.0 million, to fund an $8.0 million interest reserve for the SW Financial convertible debentures and to provide $2.0 million of working capital. All three of the original lenders under the SW Financial credit facility are also affiliates of Limited Partners in the Knightsbridge Fund.

     Immediately after the consummation of the SW Financial Investment, and without giving effect to the conversion of the SW Financial convertible debentures, the Company beneficially owned 67.2%, and the Knightsbridge Fund and Messrs. Stone and Fickes, collectively, beneficially owned 32.8%, of SW Financial's outstanding common stock. The Company's nonvoting common stock investment in SW Financial is convertible, subject to certain governmental approvals, into voting common stock upon an initial public offering or a change of control (as defined) of SW Financial. In addition, the nonvoting common stock is entitled to class voting rights in connection with a merger of SW Financial or a sale of all or substantially all of SW Financial's assets. The Company is also a party to a stockholders agreement with Messrs. Stone and Fickes, the Knightsbridge Fund and SW Financial, which grants the Company certain "drag-along" rights and grants Messrs. Stone and Fickes and the Knightsbridge Fund certain "tag-along" and registration rights relating to their investments in SW Financial. The following table illustrates the beneficial ownership of SW Financial's common stock immediately after the consummation of the SW Financial Investment and as of the date hereof.

                                                                                             % OF
                                                                                         TOTAL COMMON
                                                                                          STOCK AFTER
                                             VOTING             NONVOTING        % OF     CONVERSION
                                          COMMON STOCK        COMMON STOCK      TOTAL         OF
                                       ------------------   -----------------   COMMON    CONVERTIBLE
                                        SHARES        %      SHARES       %     STOCK     DEBENTURES
                                       ---------     ----   ---------   -----   ------   -------------
PennCorp Southwest, Inc.(1).........     797,500(2)  15.1   8,400,000   100.0    67.2         54.5
Knightsbridge Fund/Stone and
  Fickes............................   4,487,500(3)  84.9          --      --    32.8         26.6

- ---------------

(1) PennCorp Southwest, Inc. is a wholly owned subsidiary of the Company formed to hold the Company's investment in SW Financial.

(2) Includes warrants to purchase up to 297,500 shares of voting common stock at an exercise price of $10.00 per share.

(3) Includes warrants to purchase up to 1,487,500 shares of voting common stock at an exercise price of $10.00 per share.

     For further information regarding the SW Financial Investment, see Note 12 of "Notes to Consolidated Financial Statements" in the Company's 1995 Annual Report to Shareholders and the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

THE KNIGHTSBRIDGE RESTRUCTURING PLAN

     In February 1996, the Company completed a $165 million Common Stock offering, which the Company used to repay indebtedness, thereby improving its leverage ratio. As a result of discussions with several institutional investors during the course of the offering, Messrs. Stone and Fickes began discussions with the Board of Directors of the Company on a means of consolidating their outside business interests, including the Knightsbridge Fund, under the Company. Subsequently, Messrs. Stone and Fickes and the members of the Knightsbridge and Compensation Committees of the Board of Directors developed a plan to enable the Company to manage the Knightsbridge Fund and to provide Messrs. Stone and Fickes with a compensation program that offers them compensation opportunities with economic interests aligned with shareholders generally and that provides incentives for each to make a long-term commitment to the Company.

     The components of the Knightsbridge Restructuring, other than the compensation program developed for Messrs. Stone and Fickes, which is described under the captions "Joint Report of the Compensation and Knightsbridge Committees of the Board of Directors" and "Executive Compensation -- Employment Agreements -- Stone and Fickes Employment Agreements" herein, are described below.

  The Fickes and Stone Knightsbridge Interests

     Subject to the satisfaction of the Conditions, the Company expects to acquire the interests of Messrs. Stone and Fickes in Knightsbridge Management and their economic interests in the general partner of the Knightsbridge Fund, including their 20% profits interest in future Knightsbridge Fund investments and the obligation to make side-by-side investments in all future Knightsbridge Fund transactions. By acquiring all the interests in Knightsbridge Management, the Company will receive the entire annual management fee paid by the Limited Partners of the Knightsbridge Fund (presently $1.4 million per year, subject to certain offsets), transactional fees on investments made by the Knightsbridge Fund and all (rather than its proportionate share of) the fees for oversight and investment management services provided to businesses in which the Knightsbridge Fund invests. Subject to the satisfaction of the Conditions, the Company has agreed to acquire The Fickes and Stone Knightsbridge Interests for an aggregate purchase price of $10 million, which will be paid in the form of a promissory note of the Company, which will mature on April 15, 2001, will pay interest, in cash, at a rate equal to the IRS applicable mid-term federal rate (6.58% as of June 1996) and will be paid in the form of 338,983 shares of Common Stock of the Company, subject to reduction for damages awarded to the Company in the event of breaches by Messrs. Stone or Fickes of the non-competition covenants contained in their employment agreements and to be contained in the Knightsbridge restructuring agreement. The number of shares to be issued at maturity has been calculated based on a price of $29.50 per share, the closing price of the Common Stock on the NYSE on April 15, 1996, the date on which the Knightsbridge Committee and Messrs. Stone and Fickes reached agreement on the general terms of the acquisition of The Fickes and Stone Knightsbridge Interests and the effective date of the Fickes and Stone employment agreements, and will be adjusted for stock splits, reverse stock splits or similar transactions, if any, occurring on or prior to the maturity of the note. Mr. Allan D. Greenberg, a director of the Company, also owns a 5% interest in the general partner of the Knightsbridge Fund. Mr. Greenberg will receive such portion of the consideration paid by the Company for The Fickes and Stone Knightsbridge Interests as Messrs. Stone, Fickes and Greenberg agree among themselves.

     The Board of Directors has engaged Smith Barney to render its opinion whether the consideration to be paid by the Company for The Fickes and Stone Knightsbridge Interests is fair, from a financial point of view, to the Company and its stockholders. In the past, Smith Barney has provided significant investment banking and financial advisory services to the Company and its affiliates, including acting as the lead managing underwriter of the three most recent public offerings of the Company's securities. In addition, Smith Barney acted as a financial advisor to SW Financial in its acquisition of Southwestern Life and Union Bankers in December 1995. The Company anticipates that Smith Barney will continue to provide investment banking and financial advisory services to the Company in the future. Smith Barney will receive a fee from the Company for analyzing the fairness, from a financial point of view, to the Company and its stockholders of the proposed terms of the Company's purchase of The Fickes and Stone Knightsbridge Interests, which fee is not dependent upon Smith Barney's conclusions regarding the fairness of that transaction.

  The Knightsbridge Fund SW Financial Investment

     With the timing pressures and structural constraints of the acquisition of Southwestern Life and Union Bankers behind the Company, and with the improvement in the Company's leverage ratio following its $165 million Common Stock offering in February 1996, which alleviated the Board of Directors' concerns relating to regulatory and rating agency responses to a leveraged transaction by the Company, the Company believes it is now in a position to negotiate the purchase from the Knightsbridge Fund of its investment in the common stock and common stock warrants of SW Financial. The Company also intends to purchase from Messrs. Stone and Fickes their personal investments in the common stock and common stock warrants of SW Financial. Upon the consummation of the acquisition, if any, of The Knightsbridge Fund SW Financial Investment, Messrs. Stone and Fickes will be entitled to receive The Fickes and Stone SW Financial Profits Interest from the Knightsbridge Fund.

     The Company has established a procedure for establishing a fair price for its proposed acquisition of The Knightsbridge Fund SW Financial Investment and for The Fickes and Stone SW Financial Investment. A special committee of the Company's Board of Directors, consisting of Messrs. Player, Schnitzer and Slayton (the "Special Committee"), has been formed to negotiate the price, terms and conditions for the purchase by the Company of The Knightsbridge Fund SW Financial Investment. The Special Committee is engaging Smith Barney to assist it in determining a value for the Knightsbridge Fund SW Financial Investment and to deliver a written opinion to the Board of Directors of the Company to the effect that the consideration to be paid by the Company for the Knightsbridge Fund SW Financial Investment and for The Fickes and Stone SW Financial Investment is fair, from a financial point of view, to the Company and its stockholders. The Company has been advised that the Knightsbridge Fund is engaging Fox-Pitt, Kelton Inc. to assist it in determining a value for The Knightsbridge Fund SW Financial Investment. Fox-Pitt, Kelton Inc. has been a lead underwriter in the Company's two most recent public offerings of securities, for which it received customary compensation. The Company anticipates that Fox-Pitt, Kelton Inc. will continue to provide investment banking services to the Company in the future.

  Stockholder Approval

     As previously disclosed, the Company postponed its 1996 annual stockholders meeting to enable the Company to submit to stockholders the final terms of the Knightsbridge restructuring arrangements and Messrs. Stone's and Fickes' compensation arrangements requiring stockholder approval. Definitive employment agreements between the Company and Messrs. Stone and Fickes have been executed and a definitive agreement for the purchase by the Company of The Fickes and Stone Knightsbridge Interests is being negotiated. Stockholders are being asked to approve the adoption of the Company's Stock Plan (under which Messrs. Stone and Fickes will be granted stock options pursuant to their employment agreements) (see Proposal No. 2), and the adoption of the Incentive Plan (under which Messrs. Stone and Fickes will have the ability to receive annual bonuses pursuant to their employment agreements) (see Proposal No. 3). However, because the Conditions to the purchase of The Fickes and Stone Knightsbridge Interests have not yet been satisfied, the Company is not submitting the purchase of The Fickes and Stone Knightsbridge Interests for approval at the Annual Meeting. Instead, in accordance with the Company's Bylaws, the Board of Directors has determined to call a special meeting of stockholders following satisfaction of the Conditions, which is expected to take place after the July 11, 1996 Annual Meeting, for the purpose of approving the acquisition by the Company of The Fickes and Stone Knightsbridge Interests. Upon the completion of the negotiations for the purchase by the Company of The Knightsbridge Fund SW Financial Investment and The Fickes and Stone SW Financial Investments, the Company will determine, following its analysis of the rules and regulations applicable to a NYSE-listed company, whether approval of those transactions at the special meeting of stockholders will be required.

     If the Conditions to the Company's purchase of The Fickes and Stone Knightsbridge Interests are not satisfied, then the new employment agreements entered into by Messrs. Stone and Fickes will terminate and all benefits received, including stock options granted under the Stock Plan, will be rescinded and Messrs. Stone and Fickes and the Knightsbridge Committee will reconvene their negotiations on the definitive terms of the Knightsbridge relationship.

                               PROPOSAL NUMBER 1
                         ELECTION OF CLASS I DIRECTORS

     Under the Company's Certificate of Incorporation, which provides for a "classified" board of directors, three directors will be elected at the meeting as Class I directors, each to hold office for a three-year term expiring at the 1999 annual meeting of stockholders and/or until such director's successor shall be elected and qualified. See "Vote Required for Approval of Proposals."

     Unless authority to vote for one or more of the nominees for Class I Director is withheld, shares represented by proxies will be voted FOR the election of the nominees named below. If at the time of the meeting any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board has no reason to believe that any of the nominees will be unwilling or unavailable to serve as a director.

     The persons named below have been nominated for election as Class I directors. Each nominee presently serves as a Class I director of the Company. Also listed below are each of the Class II and Class III directors whose terms will continue after the Annual Meeting.

CLASS I DIRECTOR NOMINEES

DAVID J. STONE, Age 53
  Chairman of the Board,
  Chief Executive Officer and Director

     Mr. Stone has served as Chairman of the Board and as a director of the Company since its formation in 1989, as Chief Executive Officer since July 1, 1995, as President from July 1, 1995 until March 21, 1996 and as Chief Marketing Officer from August 1990 until May 1993. Mr. Stone also serves as Chairman of the Board and President of David J. Stone & Company, a New York-based merchant banking firm specializing in leveraged acquisitions organized in 1978. Mr. Stone has more than 21 years experience in finance related business. During 1995, Mr. Stone served, and currently serves, as a manager of Knightsbridge Capital, L.L.C., which is the general partner of the Knightsbridge Fund. See "Joint Report of the Compensation and Knightsbridge Committees of the Board of Directors -- Background", "Material Developments -- The Knightsbridge Relationship" and "Material Developments -- The Knightsbridge Restructuring Plan."

STEVEN W. FICKES, Age 41
  President, Chief Financial Officer and Director

     Mr. Fickes has served as Chief Financial Officer and as a director of the Company since August 1990, as President since March 21, 1996 and as Vice Chairman of the Board from August 1990 until March 21, 1996. From 1982 to July 1988, Mr. Fickes held various positions with Tillinghast, an international actuarial consulting firm, most recently serving as the principal in charge of its Washington, D.C. office, and from July 1988 to August 1990 was President of a private consulting firm. Mr. Fickes is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Fickes has more than 20 years experience in the insurance industry. During 1995, Mr. Fickes served, and currently serves as a manager of Knightsbridge Capital, L.L.C. See "Joint Report of the Compensation and Knightsbridge Committees -- Background", "Material Developments -- The Knightsbridge Relationship" and "Material Developments -- The Knightsbridge Restructuring Plan."

THOMAS A. PLAYER, Age 56
  Director

     Mr. Player has been a director of the Company since August 1990 and has served as Chairman of the Knightsbridge Committee and of the Compliance Committee of the Board of Directors. From June 1974 to June 1995, Mr. Player served as a founding partner of Neely & Player, P.C., a law firm located in Atlanta, Georgia. In June 1995, Mr. Player became a senior partner in the law firm of Morris, Manning & Martin, an Atlanta-based commercial law firm having offices in Washington, D.C. Mr. Player recently authored a paper for the Organization of Economic Cooperation and Development concerning insurer reorganization. Mr. Player has 30 years experience in the insurance industry.

CLASS II DIRECTORS
(TERM EXPIRES IN 1997)

ALLAN D. GREENBERG, Age 51
  Vice Chairman and Director

     Mr. Greenberg has served as Vice Chairman of the Board and as a director of the Company since August 1990. Mr. Greenberg also serves as Chairman of the Board of G&F, and is also an investor in Knightsbridge Capital, L.L.C. From 1981 to 1988, Mr. Greenberg was Vice President, Chief Actuary and a director of Geneve Capital Group, Inc., and from 1984 to 1988 he also served as Executive Vice president of Standard Security Life Insurance Company of New York. Mr. Greenberg is a Fellow of the Society of Actuaries, a Fellow of the Canadian Institute of Actuaries and a Member of the American Academy of Actuaries. Mr. Greenberg has more than 27 years experience in the insurance industry. G&F provides consulting services to the Company. See "Executive
Compensation -- Compensation Committee Interlocks and Insider Participation."

KENNETH ROMAN, Age 65
  Director

     Mr. Roman has been a director of the Company since April 1993. From 1988 to 1989, Mr. Roman served as Chairman and Chief Executive of The Ogilvy Group and, from 1985 to 1989, as Chairman of Ogilvy & Mather Worldwide. He was Executive Vice President of American Express from 1989 to 1991. He currently serves as a Director of Compaq Computer Corporation, IBJ Schroder Bank & Trust Company, and Brunswick Corporation. In addition, Mr. Roman is a Vice Chairman of The New York Botanical Garden and an Overseer of Memorial Sloan-Kettering Cancer Center.

MAURICE W. SLAYTON, Age 57
  Director

     Mr. Slayton has been a director of the Company since August 1990. He is Chairman of the Board, President and Chief Executive Officer of Conning, where he has been employed for more than 20 years. Since joining Conning, Mr. Slayton co-founded the asset management group and has worked in and actively developed all aspects of Conning's business, including industry research, securities research, management consulting, financial advisory, and private equity funds. Mr. Slayton also serves on the board of directors for Arlberg Holding Company, Inc., The Robert Plan Corporation, GAN National Insurance Company, GAN North American Insurance Company and Cox Insurance Holdings, Plc. Conning provides investment management services to certain of the Company's insurance subsidiaries. See "Certain Transactions."

CLASS III DIRECTORS
(TERM EXPIRES IN 1998)

WILLIAM M. McCORMICK, Age 55
  Director

     Mr. McCormick has served as a director of the Company since August 1990 and served as President and Chief Executive Officer of the Company from August 1990 to June 30, 1995. Prior to August 1990, Mr. McCormick served as Chairman of the Board and Chief Executive Officer of Fireman's Fund Insurance Company from 1983 to 1990. From 1975 to 1983, Mr. McCormick held various management positions with American Express Travel Related Services, Inc., American Express Company and American Express International Banking Corporation, most recently serving as President of American Express Travel Related Services, Inc. Mr. McCormick has more than 20 years experience in the insurance and financial services industries.

BRUCE W. SCHNITZER, Age 52
  Director

     Mr. Schnitzer has been a director of the Company since August 1990. Since 1985, Mr. Schnitzer has served as Chairman of the Board of Wand Partners Inc. (or predecessor investment activities), a private investment firm located in New York, New York. Mr. Schnitzer also serves as a director of the following U.S. companies with publicly quoted securities: Chartwell Re Corporation (a property and casualty insurance holding company), Life Partners Group, Inc. (a life insurance holding company), AMRESCO Inc. (a manager of real estate assets) and Nestor, Inc. (a technology company). From 1983 to 1985, Mr. Schnitzer served as President and Chief Executive Officer of March & McLennan, Incorporated, an insurance brokerage firm.

DAVID C. SMITH, Age 54
  Director

     Mr. Smith has been a director of the Company since September 1994. Since 1993 he has been a management consultant. Mr. Smith was with Peat Marwick from 1964 until his retirement in 1993, having served as Vice Chairman-Tax from 1987 until 1993. He also served on the Board of Directors and the Management Committee of Peat Marwick. Mr. Smith is a member of the American Institute of Certified Public Accountants. He currently serves on the Board of Governors of Citizens' Scholarship Foundation of America.

COMMITTEES OF THE BOARD

     The Board of Directors has established an Executive Committee composed of Messrs. Stone (Chairman) and Fickes; a Compensation Committee composed of Messrs. Roman (Chairman), Schnitzer, Smith and Greenberg; an Audit Committee composed of Messrs. Smith (Chairman), Player, Schnitzer, Slayton and McCormick; a Finance Committee composed of Messrs. Fickes (Chairman), Stone and Schnitzer; a Nominating Committee composed of Messrs. Stone (Chairman), Roman, Schnitzer and Fickes; a Knightsbridge Committee composed of Messrs. Player (Chairman), Schnitzer, Slayton, Smith and Roman; and a Compliance Committee consisting of Messrs. Player (Chairman), Greenberg and Roman.

     a. The Executive Committee.

          The Executive Committee, between meetings of the Board of Directors, has all the powers and can exercise all the duties of the Board of Directors in the management of the business of the Company which may lawfully be delegated to it by the Board of Directors and that are not in conflict with specific powers conferred by the Board of Directors upon any other committees of the Board of Directors.

     b. Compensation Committee.

          The Compensation Committee is responsible for reviewing all compensation related matters requiring approval of the Board of Directors and recommending action to be taken by the Board of Directors on such matters, including compensation (base salary, bonuses and long-term compensation) of senior management of the Company and its subsidiaries. Members of the Committee administer the Company's current stock option and warrant plans, which includes making recommendations to the Board of Directors concerning the timing of awards of options, the number of shares subject to options, the identity of recipients of options, the price at which such options are exercisable and the vesting provisions of such options. The Company intends to establish a Stock Award and Stock Option Committee consisting of Messrs. Roman, Schnitzer and Smith to administer the Stock Plan and the Incentive Plan, if approved at the Annual Meeting.

     c. Audit Committee.

          The principal functions and duties of the Audit Committee are to determine that appropriate procedures exist and are observed relating to financial reporting and disclosure to shareholders and regulatory bodies, and that required accounting practices, policies and procedures and internal control systems are in place and can be relied upon to assure the quality and accuracy of all such reports. In addition, the Audit Committee's responsibilities include the following: selecting and recommending to the Board of Directors the appointment of independent public accountants; reviewing and approving the proposed scope of and fees relating to the independent accountants' annual audit; and reviewing internal audit activity, including scope, quality of staff and interaction with independent accountants.

     d. Nominating Committee.

          The Nominating Committee is responsible for (i) reviewing the performance of all directors; (ii) nominating persons to serve as directors of the Company; and (iii) periodically reviewing the needs of the Company and seeking additional directors as may be required and justified. The nominating committee does not presently intend to consider nominees proposed by stockholders. Stockholders who desire to nominate directors at the 1997 Annual Meeting or at any special meeting called for such purpose must follow the procedures described under "Certain Bylaw Provisions".

     e. Finance Committee.

          The principal functions and duties of the Finance Committee are to monitor the financial affairs of the Company, including reviewing the Company's investments, evaluating current financial decisions facing management, including the adequacy of or need for capital, and assisting management in the preparation of specific recommendations on financial matters.

     f. Compliance Committee.

          The principal functions and duties of the Compliance Committee are to monitor the corporate, regulatory and field compliance affairs of the Company. This includes: (i) reviewing the adequacy of compliance staff, including quality and promptness of response to compliance issues; (ii) reviewing the adequacy and effectiveness of compliance programs and policies, and proposing changes as appropriate; (iii) analyzing and reviewing potential material compliance exposures to the corporation, and management's plans for preventative measures; (iv) reviewing existing material compliance matters, i.e., consumer complaints, litigation, etc. and analyzing actions taken by management; and (v) reviewing the Company's relationships with regulators.

     g. Knightsbridge Committee.

          In 1995, the Board of Directors created the Knightsbridge Committee to evaluate all transactions submitted to the Company by Knightsbridge. The Knightsbridge Committee's role is to determine whether a given transaction
     (i) would be accepted by, and pursued for the account of, the Company without any participation by Knightsbridge, (ii) would be accepted and pursued jointly by the Company and Knightsbridge in such proportions as the Company's Board of Directors and Knightsbridge agree or

     (iii) would be rejected by the Company, in which case it may be pursued by Knightsbridge for its own account. If the proposed restructuring of the Knightsbridge relationship is consummated, the Knightsbridge Committee is not expected to conduct any further business. See "Material
     Developments -- The Knightsbridge Restructuring Plan."

BOARD AND COMMITTEE ATTENDANCE

     During fiscal year 1995, the Board of Directors met ten times. In addition, the Compensation Committee met five times; the Audit Committee met four times; the Nominating Committee met once; the Finance Committee met once; the Compliance Committee met once; and the Knightsbridge Committee met five times. Each of the Directors (including the nominees for director) attended at least 75% of the aggregate number of regular and special meetings of the Board and the Board committees on which they served.

DIRECTORS FEES

     Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, each director of the Company who is not also an officer or salaried employee of the Company (a "Non-Employee Director") receives an annual fee of $25,000 and a fee of $2,000 for each meeting of the Board of Directors at which such director is present. Each Non-Employee Director who is a member of a committee of the Board of Directors also receives a fee of $1,000 for each meeting of such committee at which such director is present. Committee chairmen receive an additional annual fee of $5,000.

     In addition to the foregoing, the Warrant Plan grants each Non-Employee Director (other than Messrs. Greenberg and McCormick) a ten-year warrant to purchase up to 3,000 shares of Common Stock upon his election to the Board of Directors. The exercise price of such warrants with respect to each share of underlying Common Stock will be equal to the fair market value of the Common Stock on the date of grant. Each warrant vests and becomes exercisable in three equal annual installments commencing on the first anniversary date after the date of the grant provided that the Non-Employee Director is serving as a director of the Company on such anniversary date. On November 5, 1992, each of Messrs. Schnitzer, Slayton and Player were granted warrants to purchase up to 3,000 shares of Common Stock at an exercise price of $14.19 per share. On April 1, 1993, Mr. Roman received a warrant to purchase up to 3,000 shares of Common Stock at an exercise price of $19.06 per share. On September 1, 1994, Mr. Smith received a warrant to purchase up to 3,000 shares of Common Stock at an exercise price of $15.63 per share. If the 1996 Stock Award and Stock Option Plan is approved by stockholders, no further awards will be made under the Warrant Plan.

     On November 5, 1992, Mr. Greenberg received a warrant to purchase up to 225,000 shares of Common Stock under the Warrant Plan. Each of Messrs. Stone, Fickes and McCormick received identical warrants. These warrants vest in four equal annual installments commencing November 5, 1993, provided the directors continue to be officers or directors of the Company at each anniversary date. As of May 22, 1996, 168,750 of the warrants granted to each of Messrs. Fickes, Stone, Greenberg and McCormick are vested. The initial exercise price for the warrants was $16.10 per share of Common Stock (representing 115% of the initial public offering price per share of Common Stock).

     Each of Messrs. Player, Roman, Schnitzer, Slayton and Smith will be awarded 1,000 shares of Common Stock under the Company's 1996 Stock Award and Stock Option Plan (plus cash to cover tax liabilities), if the plan is approved by shareholders. The 1996 Stock Award and Stock Option Plan provides for the grant of 1,000 shares of stock to all future Non-Employee Directors elected to the Board of Directors and, in addition, provides for an annual grant of 1,000 shares of Common Stock to each then serving Non-Employee Director. Additionally, the Company's 1996 Stock Award and Stock Option Plan generally enables Non-Employee Directors to receive a portion of their annual fees in Common Stock. See "Proposal No. 2 -- Approval of the Adoption of the Company's 1996 Stock Award and Stock Option Plan."

     The Board of Directors recommends that you vote FOR the election of the Class I director nominees specified herein.

                               PROPOSAL NUMBER 2
                   APPROVAL OF THE ADOPTION OF THE COMPANY'S
                     1996 STOCK AWARD AND STOCK OPTION PLAN

BACKGROUND AND PURPOSE

     The Board of Directors of the Company adopted the Stock Plan on May 23, 1996, having determined to adopt a new stock option plan and to grant stock options to Messrs. Stone and Fickes in connection with their employment agreements, which are effective as of April 15, 1996. The purpose of the Stock Plan is to (i) provide incentives which will attract, retain and motivate key officers, employees and Non-Employee Directors whose present and potential contributions are important to the success of the Company, (ii) align the interests of key officers, employees and Non-Employee Directors with those of stockholders by providing incentives to key officers, employees and Non-Employee Directors through the ownership and performance of the Common Stock, and (iii) ensure that compensation paid under the Stock Plan (other than compensation attributable to incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended ("Code")) will be fully deductible for federal income tax purposes. If approved by stockholders, the Stock Plan will be effective as of January 1, 1996. The Stock Plan will terminate at the close of business on December 31, 2005, unless terminated earlier by the Board of Directors pursuant to the Stock Plan. The full text of the Stock Plan is set forth as Annex C to the Proxy Statement.

ADMINISTRATION AND ELIGIBILITY

     The Stock Plan will be administered by the Stock Award and Stock Option Committee of the Board of Directors the (the "Option Committee"), which will be comprised solely of nonemployee directors who each qualify as (i) a "disinterested person" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and (ii) an "outside director" under Section 162(m) of the Code. The Option Committee is authorized, subject to the provisions of the Stock Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Stock Plan and to make such determinations and interpretations and to take such actions in connection with the Stock Plan and any awards granted under the Stock Plan as it deems necessary or advisable. All determinations and interpretations made by the Option Committee will be binding and conclusive on all participants and their legal representatives. No member of the Board of Directors, no member of the Option Committee and no employee of the Company will be liable for any act or failure to act under the Stock Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act by any other member or employee or by any agent to whom duties in connection with the administration of the Stock Plan have been delegated. The Company will indemnify members of the Option Committee and any agent of the Option Committee who is an employee of the Company or any subsidiary thereof against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Stock Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct. The Option Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Option Committee, or any person to whom it has delegated duties, may employ one or more persons to render advice with respect to any responsibility the Option Committee or such person may have under the Stock Plan. The Option Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Stock Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Option Committee in the engagement of such counsel, consultant or agent will be paid by the Company, or the subsidiary whose employees have benefited from the Stock Plan, as determined by the Option Committee. Participants will consist of such officers and employees of the Company and its subsidiaries as the Option Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Option Committee may designate from time to time to receive awards under the Stock Plan. In addition, all Non-Employee Directors will participate in the Stock Plan, but only to the extent provided for in the Stock Plan. (See "Non-Employee Directors" below). Designation of a participant in any year will not require the Option Committee to designate such person as a participant in any other year or, once designated, to receive the same type or amount of award as granted to the participant in any other year.

SHARES SUBJECT TO STOCK PLAN

     The aggregate number of shares of Common Stock available for grants of stock awards and stock options under the Stock Plan during its term is 2,800,000. Such shares of Common Stock available for issuance under the Stock Plan may be either authorized but unissued shares, shares of issued stock held in the Company's treasury, or both, at the discretion of the Company, and subject to any adjustments described below. Any stock awards or shares of Common Stock underlying stock options which terminate by expiration, forfeiture, cancellation or otherwise, in which case the issuance of such shares will again be available for grants of stock awards and stock options under the Stock Plan, to the extent permitted by Rule 16b-3 under the Exchange Act. The number of shares of Common Stock available for issuance under the Stock Plan will not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock.

MAXIMUM AGGREGATE NUMBER OF SHARES UNDERLYING STOCK AWARDS AND STOCK OPTIONS GRANTED UNDER THE STOCK PLAN TO ANY SINGLE PARTICIPANT

     The maximum aggregate number of shares of Common Stock underlying stock awards that may be granted to any single participant during the life of the Stock Plan is 1,500,000, subject to adjustment as described below. The maximum aggregate number of shares of Common Stock underlying stock options that may be granted to any single participant during the life of the Stock Plan is 1,500,000, subject to adjustment as described below. For purposes of the preceding sentence, shares of Common Stock underlying stock options that are cancelled will continue to be counted in determining the maximum aggregate number of shares of Common Stock that may be granted to any single participant.

ADJUSTMENT TO SHARES

     If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares of Common Stock underlying stock awards and the number of shares of Common Stock underlying stock options and the exercise prices of such stock options will be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through a merger, consolidation, separation (including a spinoff or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the
Code) or partial or complete liquidation, the Option Committee will make appropriate adjustments in the number of shares of Common Stock which may be issued under the Stock Plan and to any single participant, and any adjustments and/or modifications to outstanding stock awards and stock options as it deems appropriate. In the event of any other change in the capital structure of the Company or in the Common Stock, the Option Committee will also be authorized to make such appropriate adjustments in the number of shares of Common Stock available for issuance under the Stock Plan and to any single participant, and any adjustments and/or modifications to outstanding stock awards and stock options as it deems appropriate; provided, that (i) each such adjustment with respect to an ISO will comply with the rules of Section 424(a) of the Code (or any successor provision) and (ii) in no event will any adjustment be made which would render any ISO granted under the Stock Plan other than an ISO. In addition, the number of shares of Common Stock available for issuance under the Stock Plan will be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock.

AMENDMENT AND TERMINATION

     Generally, the Board of Directors may amend the Stock Plan from time to time or suspend or terminate the Stock Plan at any time. However, no amendment of the Stock Plan will, without approval of the stockholders of the Company, (i) materially increase the benefits accruing to participants under the Stock Plan,
(ii) increase the number of securities which may be issued under the Stock Plan,
(iii) materially modify the requirements as to eligibility for participation in the Stock Plan, (iv) modify the specified employees or class of employees eligible to receive stock awards or stock options, or (v) increase the maximum aggregate number of shares of Common Stock underlying stock awards and/or stock options that may be granted to any single participant during the life of the Stock Plan. The Board of Directors, however, may amend the Stock Plan without stockholder approval in order to comply with the amendments to Rule 16b-3 under the Exchange Act adopted by the Securities and Exchange Commission on May 31, 1996. Termination or amendment of the Stock Plan by the Board of Directors will not adversely affect any outstanding stock award and/or stock option without the participant's prior written consent.

PERFORMANCE-BASED COMPENSATION

     The Option Committee may condition the grant of any award under the Stock Plan to the achievement of preestablished performance goals, and the Option Committee may subject the vesting of any award under the Stock Plan to the achievement of preestablished performance goals, in order to comply with the requirements of Section 162(m) of the Code. In addition, the Option Committee may take whatever other actions will be necessary in order to qualify compensation attributable to awards as "performance-based compensation" under
Section 162(m) of the Code. Performance goals may be based on any one or combination of the following financial measures, or growth in any one or combination of the following financial measures:

     -  revenue
     -  cash flow
     -  EBITDA
     -  net income
     -  earnings per share
     -  return on assets
     -  return on equity.

STOCK AWARDS

     The Option Committee is authorized to grant stock awards to employees, subject to such terms, conditions, restrictions and/or limitations, if any, as the Option Committee deems appropriate, including, but not limited to, restrictions on transferability and continued employment. The Option Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock underlying such stock award. The Option Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon have lapsed. The Option Committee may accelerate the date the stock award becomes transferable under such circumstances as it deems appropriate. During the period in which any shares of Common Stock are subject to restrictions, a participant to whom such restricted shares have been awarded will not have the right (i) to vote such shares and (ii) to receive dividends.

STOCK OPTIONS

     The Option Committee is authorized to grant stock options to employees. These stock options may be ISOs or may be stock options which do not qualify as ISOs ("nonqualified stock options"), or a combination of both. The Option Committee will, in its sole discretion but after having taken into account the recommendations of the Executive Committee with respect to the granting of stock options to employees (other than to an employee who is a member of the Executive Committee), determine the employees who will receive stock options and the number of shares of Common Stock underlying each stock option. The Option Committee, in its sole discretion, will (i) determine the exercise price of the stock option, provided that the exercise price of a stock option will not be less than 100 percent of fair market value on the date of grant; (ii) determine the expiration date of the stock option, provided that no ISO will be exercisable after the tenth anniversary of the date of grant; (iii) determine a vesting schedule upon which the stock option will become exercisable and remain exercisable, provided that if the Option Committee does not determine such vesting schedule, one-third of the stock option will become exercisable and remain exercisable on each of the first three anniversaries of the date of grant. In addition, ISOs will comply with all other requirements under Section 422 of the Code. The Option Committee may establish other terms, conditions, restrictions and/or limitations, if any, relating to any stock option, to the extent not inconsistent with the Stock Plan. Upon exercise, the exercise price of a stock option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Option Committee may deem appropriate. The Option Committee will establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. The Option Committee may permit a participant to satisfy any amounts required to be withheld under applicable federal, state and local tax laws, in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

NON-EMPLOYEE DIRECTORS

     On the date the Stock Plan is approved by stockholders, the following five Non-Employee Directors will each automatically be granted a stock award of 1,000 shares of Common Stock, which will be fully transferable and subject to no restrictions: Thomas A. Player, Kenneth Roman, Bruce W. Schnitzer, Maurice W. Slayton, and David C. Smith. In addition, a Non-Employee Director who (i) becomes a member of the Board of Directors for the first time after the date on which the Stock Plan is approved by the Company's stockholders and (ii) does not, at the time he or she first becomes a member of the Board of Directors, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest (as defined in the Stock Plan) in more than 100,000 shares of the Company's Common Stock, will automatically be granted a stock award of 1,000 shares of Common Stock, which will be fully transferable and subject to no restrictions. Moreover, each Non-Employee Director who does not, on the date of each annual meeting of the Company's stockholders that occurs after January 1, 1997, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest in more than 100,000 shares of the Company's Common Stock, will automatically be granted on the date of such annual meeting of stockholders a stock award of 1,000 shares of Common Stock, which will be fully transferable and subject to no restrictions. Also, a Non-Employee Director who does not, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest in more than 100,000 shares of the Company's Common Stock, may reduce, by 50 percent, a portion of the annual retainer payable for services to be rendered by him or her as a member of the Board of Directors and to receive in lieu thereof a stock award. Any such election must be made in writing at least six months before the services are rendered giving rise to such compensation. Such election may not be revoked or changed thereafter except as to compensation for services rendered at least six months after any such election to revoke or change is made in writing. If a Non-Employee Director so elects to receive a stock award by reducing his or her cash compensation as described above, the number of shares of Common Stock underlying the stock award will be determined by dividing (x) the amount of the cash compensation so reduced by (y) the product of (A) the fair market value of the Common Stock (determined in accordance with the Stock Plan) on the last business day of the month in which the cash compensation would have been paid in the absence of such reduction, multiplied by (B) 90 percent, and disregarding fractional shares.

OTHER PROVISIONS

     The Option Committee may grant awards to individual participants who are subject to the tax laws of nations other than the United States, which awards may have such terms and conditions determined by the Option Committee to be necessary to comply with applicable foreign laws. The Option Committee may take any action which it deems advisable to obtain approval of such awards by the appropriate foreign governmental entity, provided that the Exchange Act, the Code or any other applicable law is not violated. In the event there is a change in control or a change in ownership of the Company (in each case, as determined by the Option Committee), the Option Committee may, in its sole discretion, provide that (i) any or all nontransferable stock awards held by any participant on the date of a change in control or change in ownership will become immediately transferable and will remain transferable after such date; and/or
(ii) any or all stock options held by any participant on the date of a change in control or change in ownership will become immediately exercisable and will remain exercisable until a date that occurs on or prior to the date the stock option expires. The preceding sentence, however, will be inapplicable to an award granted within six months before the occurrence of such change in control or change in ownership if the participant who holds such award is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such participant.

TERMINATION OF EMPLOYMENT

     In the event of the death of the participant, or if the participant's employment is terminated due to Disability (as defined in the Stock Plan) or Retirement (as defined in the Stock Plan), by the Company without Cause (as defined in the Stock Plan), or by the participant for any reason, then (i) all nontransferable stock awards and unexercisable stock options held by the participant on the date of death or termination of employment will immediately be forfeited by the participant, and (ii) all exercisable stock options held by the participant on the date of death or termination of employment will remain exercisable until the earlier of (x) the end of the 90-day period following the participant's death or termination of employment or (y) the date the stock option expires. In the event the participant's employment is terminated by the Company for Cause, then all nontransferable stock awards and all stock options held by the participant on the date of termination of employment will immediately be forfeited by the participant. Notwithstanding the two immediately preceding sentences, the Option Committee may, in its sole discretion but subject to certain restrictions relating to grants of ISOs, provide that (i) any or all nontransferable stock awards held by the participant on the date of termination of employment will become immediately transferable and will remain transferable after such date, (ii) any or all unexercisable stock options held by the participant on the date of termination of employment will become exercisable and will remain exercisable until a date that occurs on or prior to the date the stock option expires, and/or (iii) any or all exercisable stock options held by the participant on the date of termination of employment will remain exercisable until a date that occurs on or prior to the date the stock option expires.

WITHHOLDING

     The Company or the applicable subsidiary may require a participant who vests in a stock award or who exercises a nonqualified stock option, or who disposes of shares acquired pursuant to the exercise of an ISO prior to satisfying the holding period requirements of Section 422(a)(1) of the Code, to reimburse the corporation which employs such participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such shares. In lieu thereof, the corporation which employs such participant will have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the participant upon such terms and conditions as the Option Committee will prescribe. The corporation that employs such participant may, in its discretion, hold the stock certificate to which such participant is otherwise entitled upon the vesting of a stock award or the exercise of a nonqualified stock option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the vesting of a stock award or the exercise of a nonqualified stock option (the "Tax Date"), except as set forth below, a holder of a stock award or nonqualified stock option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from shares of Common Stock issuable in the related vesting or exercise either a specified number of shares or shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering shares of Common Stock previously issued pursuant to the exercise of a nonqualified stock option or other shares of Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election will be irrevocable. The withheld shares and other shares of Common Stock tendered in payment will be valued at their fair market value on the Tax Date. The Option Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections will not apply to particular shares or exercises. The Option Committee may impose any additional conditions or restrictions on the right to make an Election as it deems appropriate. The Option Committee may prescribe such rules as it determines with respect to participants subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the rules established by the Securities and Exchange Commission under Section 16 of the Exchange Act and the positions of the staff of the Securities and Exchange Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal United States federal income tax consequences under current federal income tax laws related to awards under the Stock Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

     Stock Awards. A participant who has been granted a stock award will not realize taxable income at the time of the grant and the employer corporation will not be entitled to a deduction at the time of the grant while the stock award is subject to restrictions that constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares as of the date the restrictions lapse over the amount, if any, paid for such shares. A federal income tax deduction will be allowed to the employer corporation in an amount equal to the ordinary income included by the participant, provided that such amount constitutes an ordinary and necessary business expense to the employer corporation and is reasonable under Section 162 of the Code and the limitations of Sections 280G and 162(m) of the Code (as described below) do not apply. Pursuant to Section 83(b) of the Code, a participant may, within 30 days after the date of grant, file a written election with the IRS to have the fair market value of the shares on the date of grant over the amount, if any, paid for such shares included in his or her gross income in the year of grant, and a federal income tax deduction will be allowed to the employer corporation in an amount equal to the ordinary income included by the participant, provided that such amount constitutes an ordinary and necessary business expense to the employer corporation and is reasonable under
Section 162 of the Code and the limitations of Sections 162(m) and 280G of the Code do not apply.

     ISOs. ISOs granted under the Stock Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     Under the Code, the grantee of an ISO generally is not subject to regular income tax upon the receipt or exercise of the ISO. Special rules apply to an employee who exercises an ISO by delivering shares of Common Stock previously acquired pursuant to the exercise of an ISO.

     For purposes of computing any alternative minimum tax liability, an employee who exercises an ISO generally would be required to increase his or her "alternative minimum taxable income" by an amount equal to the excess of the fair market value of a share of Common Stock at the time the stock option is exercised over the exercise price and must compute his or her tax basis in the acquired share as if such share had been acquired through the exercise of a nonqualified stock option (as described below). The amount of any minimum tax liability attributable to the exercise of an ISO generally will be allowed as a credit offsetting regular tax liability in subsequent years.

     If, subsequent to the exercise of an ISO (whether paid for in cash or in shares), the optionee holds the shares of Common Stock received upon exercise for a period that exceeds the longer of two years from the date of grant or one year from the date of transfer pursuant to the exercise of such stock option (the "applicable holding period"), the difference (if any) between the amount realized from the sale of such shares of Common Stock and their tax basis to the holder will be taxed as long-term capital gain or loss (provided that such shares were held by the optionee as a capital asset at the time). If the holder is subject to the alternative minimum tax in the year of disposition, his or her tax basis in the shares of Common Stock will be determined, for alternative minimum tax purposes, as described in the preceding paragraph. If, however, an optionee does not hold the shares of Common Stock so acquired for the applicable holding period, thereby making a "disqualifying disposition," the optionee would realize ordinary income in the year of the disqualifying disposition on the excess of the fair market value of the shares of Common Stock at the date the ISO was exercised over the exercise price and the balance, if any, of income would be long-term capital gain (provided the holding period for the shares of Common Stock exceeded one year and the optionee held the shares of Common Stock as a capital asset at such time).

     A deduction will not be allowed to the employer corporation for federal income tax purposes with respect to the grant or exercise of an ISO or the disposition, after the applicable holding period, of shares of Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the employer corporation in an amount equal to the ordinary income included by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the employer corporation and is reasonable under Section 162 of the Code and the limitations of Sections 280G and 162(m) of the Code do not apply.

     Nonqualified Stock Options. A nonqualified stock option is one that is not intended to qualify as an incentive stock option under Section 422 of the Code. An individual who receives a nonqualified stock option will not recognize any taxable income upon the grant of such nonqualified stock option. In general, upon exercise of a nonqualified stock option an individual will be treated as having received ordinary income in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price.

     In view of Section 16(b) of the Exchange Act, the timing of income recognition may be deferred (i.e., the "Deferral Period") for any optionee who is an officer or director of the Company or a beneficial owner of more than 10 percent of any class of equity securities of the Company following the exercise of a nonqualified stock option. Absent a written election pursuant to Section 83(b) of the Code filed with the IRS within 30 days after the date of transfer of the shares of Common Stock pursuant to the exercise of a stock option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares of Common Stock over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

     The ordinary income recognized with respect to the transfer of shares of Common Stock or receipt of cash upon exercise of a nonqualified stock option under the Stock Plan will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a nonqualified stock option, an individual may satisfy the liability in whole or in part by directing his or her employer corporation to withhold shares of Common Stock from those that would otherwise be issuable to the individual or by tendering other shares of Common Stock owned by the individual, valued at their fair market value as of the date that the tax withholding obligation arises. A deduction for federal income tax purposes will be allowed to the employer corporation in an amount equal to the ordinary income included by the individual, provided that such amount constitutes an ordinary and necessary business expense and is reasonable under
Section 162 of the Code and the limitations of Sections 280G and 162(m) of the Code do not apply.

     Change in Control. As described above, the Option Committee may provide that upon a change in control or change in ownership of the Company, any or all then outstanding stock awards and stock options will immediately become transferable and exercisable, respectively. In general, if the total amount of payments to certain individuals in the nature of compensation that are contingent upon a "change in control" of the Company (as defined in Section 280G of the Code) equals or exceeds three times the recipient's "base amount" (generally, such recipient's average annual compensation for the most recent five taxable years ending before the date of the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be nondeductible to the employer corporation and the recipient would be subject to a 20 percent excise tax on such portion of the payments.

     Limitation on Income Tax Deduction. Under Section 162(m) of the Code, the Company may be limited as to its federal income tax deductions to the extent that total compensation paid to each of certain executive officers of the Company (generally, the chief executive officer and the four highest compensated executive officers, other than the chief executive officer) exceeds $1,000,000 in any one year. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder. If the stockholders approve the Stock Plan, the Company expects that compensation attributable to the exercise of nonqualified stock options granted under the Stock Plan should qualify as "performance-based compensation" and thus be fully deductible. In addition, the Company may condition the vesting of stock awards granted to certain individuals on the achievement of one or more specific preestablished performance goals as provided in the Stock Plan. If the stockholders approve the Stock Plan, the Company expects that stock awards which vest only on the achievement of these preestablished performance goals should qualify as "performance-based compensation" and thus be fully deductible.

GRANTS UNDER THE STOCK PLAN

     In connection with their new employment contracts, the Option Committee has granted each of Messrs. Stone and Fickes, subject to stockholder approval of the Stock Plan, options to purchase 559,000 shares of Common Stock. All such options expire on April 15, 2001, if not exercised prior thereto. Of the options granted to each of Messrs. Stone and Fickes, (i) 250,000 have an exercise price of $29.50 per share (fair market value as of April 15, 1996, the date the Knightsbridge and Compensation Committees and Messrs. Stone and Fickes agreed to the general terms of the Knightsbridge restructuring), (ii) 103,000 have an exercise price of $32.45 per share (110% of fair market value as of April 15, 1996), (iii) 103,000 have an exercise price of $35.695 per share (121% of fair market value as of April 15, 1996) and (iv) 103,000 have an exercise price of $39.325 per share (133% of fair market value as of April 15, 1996). All such options will vest in four equal annual installments on each April 15, commencing April 15, 1997. The other terms of the option grants to Messrs. Stone and Fickes are discussed herein under "Executive Compensation -- Employment
Agreements -- Fickes and Stone Employment Agreements." As of June 7, 1996, the value of the in-the-money options granted to each of Messrs. Stone and Fickes was $887,525 (based on the last reported sale price ($32.875 per share) of the Common Stock on the NYSE on that date), and the total value of the Common Stock underlying each of the option grants was approximately $18.4 million. As of the date hereof, no determination has been made with respect to any grants under the Stock Plan to any other executive officer, director, nominee for director, or their respective associates.

     The Board of Directors recommend that you vote FOR the approval of Proposal Number 2.

                               PROPOSAL NUMBER 3
                   APPROVAL OF THE ADOPTION OF THE COMPANY'S
               1996 SENIOR EXECUTIVE ANNUAL INCENTIVE AWARD PLAN

BACKGROUND AND PURPOSE

     The Board of Directors of the Company adopted the Incentive Plan on May 23, 1996. The purpose of the Incentive Plan is to reward Messrs. Stone and Fickes and potentially other senior executives (including certain Named Executive Officers) whose present and potential contributions are critical to the success of the Company with annual incentive awards and to ensure that compensation paid under the plan will be fully deductible for federal income tax purposes. If approved by stockholders, the Incentive Plan will be effective for the 1996 through 2001 fiscal years. The full text of the Incentive Plan is set forth as Annex D to the Proxy Statement.

ADMINISTRATION AND ELIGIBILITY

     The Plan will be administered by the Option Committee, which will be comprised solely of nonemployee directors who each qualify as (i) a "disinterested person" under Rule 16b-3 of the Exchange Act and (ii) an "outside director" under Section 162(m) of the Code. The Committee is authorized, subject to the provisions of the Incentive Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Incentive Plan and to make such determinations and interpretations and to take such actions in connection with the Incentive Plan and any awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Option Committee will be binding and conclusive on all participants and their legal representatives.

     Participants will consist of such officers and employees of the Company and its subsidiaries as the Option Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Option Committee may designate from time to time to receive awards under the Incentive Plan.

DESCRIPTION OF BUSINESS CRITERIA ON WHICH PERFORMANCE GOAL IS BASED

     The Incentive Plan is modeled on the Company's executive compensation program approved by the Compensation Committee for executive officers and executives of the Company's insurance subsidiaries in August 1995.

     Annual bonus awards will be based on corporate results. An annual target bonus award of $800,000 has been established for each of Messrs. Stone and Fickes. The annual target bonus award for 1996 will be earned if the Company achieves 15% growth in annual compounded earnings per share, calculated on a fully-diluted basis before net gains (losses) from sales of investments. The Option Committee has determined that for 1996 the bonus award will vary based on a formula related to compounded earnings per share growth as illustrated by the following examples:

                                     BONUS AWARD FOR EACH OF
EARNINGS PER    BONUS AWARD AS %        MESSRS. STONE AND
SHARE GROWTH    OF TARGET AWARD              FICKES
- ------------    ----------------     -----------------------
 5% or less              0                 $         0
    10%                 50                 $   400,000
    15%                100                 $   800,000
    20%                150                 $ 1,200,000
25% or more            200                 $ 1,600,000

     The Option Committee may change from time to time the business criteria for which bonus awards will be payable. Performance goals may be based on any one or more of the following financial measures: revenue, cash flow, EBITDA, net income, earnings per share, return on assets and return on equity. Performance goals for fiscal years commencing on and after January 1, 1997 will be established by the Option Committee not later than 90 days after the commencement of the relevant fiscal year. The performance goals established by the Option Committee may be identical for all executives participating in the Incentive Plan for a given fiscal year or, at the discretion of the Option Committee, may differ among participants. In addition, the Option Committee may establish individual performance goals for any given year for participants and may increase (but not beyond 200% of the target bonus award) or decrease by up to 25% the amount of the bonus payable under the plan based on the Option Committee's assessment of the participant's attainment of the individual performance goals, so long as the amounts paid under the Incentive Plan remain qualified as performance-based compensation under Section 162(m) of the Code.

     The Board of Directors recommends that you vote FOR the approval of Proposal Number 3.

                               PROPOSAL NUMBER 4
                APPROVAL OF GRANT OF WARRANT TO STEVEN W. FICKES

     The Board of Directors is submitting to stockholders a proposal to approve the grant of a warrant (the "Warrant") to Steven W. Fickes, President and Chief Financial Officer of the Company, to purchase 60,000 shares of Common Stock. The Warrant, although referred to as such, is functionally equivalent to an option to purchase shares of Common Stock.

     On March 9, 1995, the Compensation Committee, then consisting of Messrs. Schnitzer, Roman and Smith, passed a resolution to ratify and approve a grant of the Warrant to Mr. Fickes to recognize Mr. Fickes's contributions to the Company's success in increasing shareholder value, primarily as a result of the Integon Life acquisition. The Board of Directors approved and ratified the Warrant on March 9, 1995.

     The exercise price of the Warrant is $16.00 per share, which was the closing price of the Common Stock on the NYSE on the date of grant. The Warrant has a term of ten years; it becomes exercisable at a rate of 25% on each of the first four anniversaries of the date of grant, and will remain exercisable until the Warrant expires or otherwise terminates. In the event that Mr. Fickes's employment is terminated due to death or disability, the Warrant will remain exercisable as to all or any part of the shares which Mr. Fickes was entitled to purchase immediately prior to the time of death or termination of employment until the earlier of (i) the end of the one-year period following the date of death or termination of employment or (ii) the date the Warrant would otherwise expire. In the event that Mr. Fickes's employment is terminated by the Company for cause, the unexercised portion of the Warrant will be immediately forfeited by Mr. Fickes. In the event that Mr. Fickes's employment is terminated for any reason other than due to death or disability or by the Company for cause, the unexercisable portion of the Warrant as of the date of the termination of employment will immediately be forfeited by Mr. Fickes and the exercisable portion of the Warrant as of the date of termination of employment will remain exercisable until the earlier of (i) the end of the 30-day period following the date of termination of employment or (ii) the date the Warrant would otherwise expire. Upon a change in control or change in ownership of the Company, the Warrant will become immediately exercisable and will remain exercisable until the date the Warrant would otherwise expire.

     The Board of Directors is seeking stockholder approval of the grant of the Warrant to Mr. Fickes for two reasons. First, the rules of the NYSE generally require stockholder approval of arrangements made pursuant to which stock may be acquired by officers and directors. Accordingly, the Board of Directors is seeking stockholder approval in order to satisfy this rule.

     Second, the Company intends to qualify compensation attributable to the exercise of the Warrant as "performance-based compensation" under Section 162(m) of the Code so as to preserve the deductibility of such compensation. Recently adopted Treasury regulations require that the material terms of the performance goals underlying performance-based compensation must be disclosed to and subsequently approved by stockholders before the compensation is paid. The material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that could be paid to the employee. The regulations state that, with respect to the grant of a stock option, no specific description of the business criteria is required to be disclosed to stockholders if the stock option grant is based on a stock price that is no less than current fair market value. The regulations also state that, with respect to requirement that the maximum amount of compensation that could be paid to the employee be disclosed to stockholders, if compensation attributable to the exercise of stock options is equal to the difference in the exercise price and the current value of the stock, disclosure is required of the maximum number of shares for which grants may be made to any employee and the exercise price of those options.

     Accordingly, with respect to the preceding paragraph, (i) the only employee eligible to receive the Warrant was Steven W. Fickes, (ii) the Warrant was granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, and (iii) the maximum number of shares of Common Stock underlying the Warrant was 60,000.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal United States federal income tax consequences under current federal income tax laws related to the grant of the Warrant. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

     Grant of Warrant. For federal income tax purposes, the Warrant should be treated as a nonqualified stock option -- i.e., a stock option that is not intended to qualify as an incentive stock option under Section 422(b) of the Code. An individual who receives a nonqualified stock option will not recognize any taxable income upon the grant of such nonqualified stock option. In general, upon exercise of a nonqualified stock option an individual will be treated as having received ordinary income in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price.

     In view of Section 16(b) of the Exchange Act, the timing of income recognition may be deferred (i.e., the "Deferral Period") for any optionee who is an officer or director of the Company or a beneficial owner of more than 10 percent of any class of equity securities of the Company following the exercise of a nonqualified stock option. Absent a written election pursuant to Section 83(b) of the Code filed with the IRS within

30 days after the date of transfer of the shares of Common Stock pursuant to the exercise of a stock option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares of Common Stock over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

     The ordinary income recognized with respect to the transfer of shares of Common Stock or receipt of cash upon exercise of a nonqualified stock option will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a nonqualified stock option, an individual may satisfy the liability in whole or in part by directing his or her employer corporation to withhold shares of Common Stock from those that would otherwise be issuable to the individual or by tendering other shares of Common Stock owned by the individual, valued at their fair market value as of the date that the tax withholding obligation arises. A deduction for federal income tax purposes will be allowed to the employer corporation in an amount equal to the ordinary income included by the individual, provided that such amount constitutes an ordinary and necessary business expense and is reasonable under Section 162 of the Code and the limitations of Sections 280G and 162(m) of the Code (as described below) do not apply.

     Change in Control. As described above, in the event of a change in control or change in ownership of the Company, the unexercisable portion of the Warrant will immediately become exercisable. In general, if the total amount of payments to certain individuals in the nature of compensation that are contingent upon a "change in control" of the Company (as defined in Section 280G of the Code) equals or exceeds three times the recipient's "base amount" (generally, such recipient's average annual compensation for the most recent five taxable ending before the date of the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be nondeductible to the employer corporation and the recipient would be subject to a 20 percent excise tax on such portion of the payments.

     Limitation on Income Tax Deduction. Under Section 162(m) of the Code, the Company may be limited as to its federal income tax deductions to the extent that total compensation paid to each of certain executive officers of the Company (generally, the chief executive officer and the four highest compensated executive officers, other than the chief executive officer) exceeds $1,000,000 in any one year. The Company can preserve the deductibility of certain compensation in excess of $1,000,000, however, if such compensation qualifies as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder. If the stockholders approve the grant of the Warrant, the Company expects that compensation attributable to the exercise of the Warrant should qualify as "performance-based compensation" and thus be fully deductible.

     The Board of Directors recommends that you vote FOR the approval of Proposal Number 4.

                               PROPOSAL NUMBER 5
                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected Peat Marwick as the auditors of the Company for the year 1996. It is anticipated that representatives of Peat Marwick, who also served as the Company's auditors for 1995, will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to answer any appropriate questions. Although not required to do so, the Board of Directors has determined, as a matter of corporate practice, to submit the selection of the Company's independent auditors to the stockholders of the Company for their ratification. If the stockholders do not ratify the appointment of Peat Marwick, the Board of Directors will reconsider its decision to appoint Peat Marwick. Even if the stockholders ratify the appointment, the Board of Directors will have the ability to dismiss Peat Marwick as independent auditors and select a new independent auditor for fiscal year 1997.

     The Board of Directors recommends that you vote FOR the approval of Proposal Number 5.

                    VOTE REQUIRED FOR APPROVAL OF PROPOSALS

     If no contrary instruction is indicated, shares represented by properly executed proxies will be voted by the persons designated in the printed portion thereof FOR election of the nominees named above to serve as Class I directors for a three year term, FOR the approval of the adoption of the Company's Stock Plan, FOR the approval of the adoption of the Incentive Plan, FOR the approval of the warrant grant to Steven W. Fickes, and FOR the ratification of the selection of Peat Marwick as independent auditors for 1996, and in the discretion of the named-attorneys-in-fact on other matters, if any, properly brought before the meeting.

     Under Delaware law, stockholders may only transact business at a meeting at which a quorum is present. Under the Company's by-laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock constitutes a quorum.

     With regard to Proposal Number 1, the election of Class I directors, votes may be cast for or votes may be withheld from each nominee. Abstentions may not be specified for the election of directors. Directors will be elected by plurality vote. Therefore, because a single slate of director nominees is being presented, votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome. In the absence of instructions from the beneficial owner or authorization from the NYSE to vote on certain matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a non-vote on particular matters. For purposes of Delaware law, a broker non-vote is counted as present for quorum purposes, but is generally excluded entirely from the determination whether a particular matter has been approved.

     With regard to Proposal Nos. 2-4, votes may be cast for or against each Proposal, or a shareholder may abstain from voting on the matter. Approval of these Proposals requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of the Proposals and, under Delaware law, broker non-votes will have no effect on the outcome.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     Except as otherwise noted below, the following table sets forth, as of March 15, 1996, the ownership of the outstanding shares of Common Stock held by persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, by all directors of the Company, by the Named Executive Officers, and by the executive officers and directors of the Company as a group, and the percentage of the Common Stock represented thereby. Except as otherwise noted below, the Company believes that each director, Named Executive Officer, and 5% stockholder shown below has sole voting and sole investment power with respect to all shares beneficially owned by them.

                                                             AMOUNT AND NATURE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP     PERCENT OF CLASS
- -----------------------------------------------------------  --------------------     ----------------
The Mutuelles AXA(1).......................................        3,598,430               12.93
  101-100 Terrassee Boieldieu
  92042 Paris La Defense France
Neuberger & Berman L.P.(2).................................        1,911,424                6.87
  605 Third Avenue
  New York, New York 10158-3698
American Express Company(3)................................        1,435,400                5.15
  American Express Tower
  World Financial Center
  New York, New York 10285
Nicholas-Applegate Capital Management(4)...................        1,413,623                5.08
  600 West Broadway, 29th Floor
  San Diego, California 92101

                                                             AMOUNT AND NATURE OF
                 NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP     PERCENT OF CLASS
- -----------------------------------------------------------  --------------------     ----------------
Steven W. Fickes(5)........................................          384,810                1.38
Allan D. Greenberg(6)......................................          381,553                1.37
Nicholas C. Keehbler(7)....................................           15,500              *
William M. McCormick(8)....................................          901,879                3.24
Thomas A. Player(9)........................................            8,091              *
Michael J. Prager(10)......................................            2,050              *
Kenneth Roman(11)..........................................            7,000              *
Bruce W. Schnitzer(12).....................................           44,203              *
Scott D. Silverman(13).....................................            1,000              *
Maurice W. Slayton(14).....................................            6,000              *
David C. Smith(15).........................................            7,000              *
David J. Stone(16).........................................          973,577                3.49
All directors and executive officers as a group(17)........        2,733,663                9.82

- ---------------

  *  Represents less than 1%.

 (1) The Mutuelles AXA (consisting of AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; Alpha Assurances I.A.R.D. Mutuelle; Alpha Assurances Vie Mutuelle; and Uni Europe Assurance Mutuelle, as a group) and AXA are parent holding companies for AXA Equity and Law PLC. Each of the Mutuelles AXA and AXA disclaim beneficial ownership of the shares of Common Stock shown in the table above. The principal business office of (i) Alpha Assurances I.A.R.D. Mutuelle and Alpha Assurances Vie Mutuelle is 101-100 Terrassee Boieldieu, 92042 Paris La Defense

     France; (ii) AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle is La Grande Arche, Pardi Nor, 92044 Paris La Defense France;
     (iii) Uni Europe Assurance Mutuelle is 24 Rue Drouot, 75009 Paris France; and (iv) AXA is 23, Avenue Matignon, 75008 Paris France. The Mutuelles AXA, as a group, beneficially owns a majority interest in AXA which in turn beneficially owns a majority interest in The Equitable Companies Incorporated. The Equitable Companies Incorporated is a parent holding company for Alliance Capital Management L.P., a registered investment advisor, and Donaldson, Lufkin & Jenrette Securities Corporation, a registered investment advisor and broker-dealer. Each of the foregoing subsidiaries of The Equitable Companies Incorporated operates under independent management and makes independent voting and investment decisions. As of December 31, 1995, based on Amendment No. 5 to Schedule 13G filed with the Commission by the Mutuelles AXA and The Equitable Companies Incorporated, (i) AXA Equity and Law PLC had sole voting and dispositive power over 150,700 shares of Common Stock; (ii) Alliance Capital Management, L.P. had sole dispositive power over 3,447,580 shares of Common Stock, including 364,980 shares of Common Stock issuable upon the conversion of the Company's Convertible Preferred Stock, and sole voting power over 3,170,716 shares of Common Stock; and (iii) Donaldson, Lufkin & Jenrette Securities Corporation had shared dispositive power over 150 shares of Common Stock. The shares held by Alliance Capital Management, L.P. and AXA Equity & Law PLC were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts.

 (2) The following information is based solely on Schedule 13G dated February 12, 1996, filed with the Commission by Neuberger & Berman L.P. ("N&B"). As of December 31, 1995, N&B had sole voting power over 385,100 shares of Common Stock, shared voting power over 1,258,000 shares of Common Stock, and shared dispositive power over 1,911,424 shares of Common Stock. Neuberger & Berman L.P. is deemed to be a beneficial owner for purposes of Rule 13d-3 promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since it has shared power to make decisions whether to retain or dispose of the securities of numerous unrelated clients. N&B does not, however have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. With regard to the 1,258,000 shares of Common Stock which N&B has shared voting power, N&B and Neuberger & Berman Management Inc. are deemed to be beneficial owners for purposes of Rule 13d-3 since they both have shared power to make decisions whether to retain or dispose of the securities. N&B and Neuberger & Berman Management Inc. serve as sub-adviser and investment manager, respectively, of N&B's various funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the Company.

 (3) American Express Company ("AEC") is the parent holding company of American Express Financial Corporation ("AEFC"), which is a registered investment advisor. AEC disclaims beneficial ownership of the shares of Common Stock shown in the table above. The principal business office of American Express Financial Corporation is IDS Tower 10, Minneapolis, Minnesota. The following information is based solely on Amendment No. 1 to Schedule 13G dated December 31, 1995 filed by AEC and AEFC with the Commission. As of December 31, 1995 AEC had shared voting power over 605,300 shares of Common Stock and shared dispositive power over 1,435,400 shares of Common Stock. AEFC had shared voting power over 605,300 shares of Common Stock and shared dispositive power over 1,435,400 shares of Common Stock. AEC reported the combined holdings of these entities for the purpose of administrative convenience.

 (4) The following information is based solely on Schedule 13G dated February 7, 1996, filed with the Commission by Nicholas-Applegate Capital Management ("NACM"). As of December 31, 1995, NACM had sole voting power over 1,039,301 shares of Common Stock, shared voting power over 32 shares of Common Stock and sole dispositive power over 1,413,623 shares of Common Stock. NACM is a registered investment adviser.

 (5) Consists of (i) 189,226 shares of Common Stock owned of record by Mr. Fickes, (ii) 168,750 shares of Common Stock that may be purchased pursuant to a presently exercisable management warrant, (iii) 11,106 shares of Common Stock held of record by Mr. Fickes' wife, (iv) 728 shares of Common

     Stock held of record by Mr. Fickes' children and (v) 15,000 shares of Common Stock that may be purchased pursuant to a presently exercisable warrant. Mr. Fickes disclaims beneficial ownership of Common Stock not held of record by him.

 (6) Consists of (i) 202,803 shares of Common Stock owned of record by Mr. Greenberg, (ii) 168,750 shares of Common Stock that may be purchased pursuant to a presently exercisable management warrant and (iii) 10,000 shares of Common Stock owned of record by a trust for the benefit of Mr. Greenberg's minor children over which Mr. Greenberg's wife has sole voting power. Mr. Greenberg disclaims beneficial ownership of Common Stock not held of record by him.

 (7) Consists of (i) 3,000 shares of Common Stock owned of record by Mr. Keehbler and (ii) 12,500 shares of Common Stock that may be purchased pursuant to a presently exercisable management warrant.

 (8) Consists of (i) 570,760 shares of Common Stock subject to a presently exercisable warrant held by a living trust of which Mr. McCormick is the sole beneficiary and trustee (the "McCormick Living Trust"), (ii) 168,750 shares of Common Stock that may be purchased pursuant to a presently exercisable management warrant, (iii) 10,000 shares of Common Stock owned by Mr. McCormick, (iv) 131,967 shares of Common Stock held by the McCormick Living Trust, (v) 5,550 shares of Common Stock held of record by Mr. McCormick's minor children over which Mr. McCormick has voting power, (vi) 10,000 shares of Common Stock owned of record by an irrevocable trust for the benefit of Mr. McCormick's minor children and over which Mr. McCormick has no voting or investment control and (vii) 4,852 shares of Common Stock owned by Mr. McCormick's wife. Other than the shares of Common Stock held by Mr. McCormick's minor children over which Mr. McCormick has voting control and the warrants and shares of Common Stock owned by Mr. McCormick and by the McCormick Living Trust, Mr. McCormick disclaims beneficial ownership of Common Stock not held of record by him.

 (9) Consists of (i) 5,091 shares of Common Stock owned of record by Mr. Player and (ii) 3,000 shares of Common Stock that may be purchased pursuant to a presently exercisable management warrant.

(10) Consists of (i) 1,800 shares of Common Stock owned of record by Mr. Prager and (ii) 250 shares of Common Stock remaining from an award of 1,000 shares of Common Stock awarded to Mr. Prager as of April 1, 1994 that vest on April 1, 1997, assuming Mr. Prager continues to be an officer of the Company at such date.

(11) Consists of (i) 4,000 shares of Common Stock owned of record by Mr. Roman and (ii) 3,000 shares of Common Stock that may be purchased pursuant to a management warrant which fully vests within 60 days.

(12) Consists of (i) 22,497 shares of Common Stock owned of record Mr. Schnitzer, (ii) 18,706 shares owned of record by Magical Corporation, of which Mr. Schnitzer is the sole owner, and (iii) 3,000 shares of Common Stock that may be purchased pursuant to a presently exercisable management warrant.

(13) Consists of 1,000 shares of Common Stock awarded to Mr. Silverman as of April 1, 1994 of which, as of the date hereof, 750 shares of Common Stock are vested and 250 shares of Common Stock vest on April 1, 1997, assuming Mr. Silverman continues to be an officer of the Company at such date.

(14) Consists of (i) 3,000 shares of Common Stock owned of record by Mr. Slayton and (ii) 3,000 shares of Common Stock that may be purchased pursuant to a presently exercisable management warrant.

(15) Consists of (i) 6,000 shares of Common Stock owned of record by Mr. Smith and (ii) 1,000 shares of Common Stock that may be purchased pursuant to a presently exercisable management warrant.

(16) Consists of (i) 470,647 shares of Common Stock held of record by Mr. Stone,
     (ii) 168,750 shares of Common Stock that may be purchased pursuant to a presently exercisable management warrant, (iii) 320,805 shares of Common Stock held of record by Mr. Stone's wife and (iv) 13,375 shares of Common Stock held of record by Mr. Stone's adult children. Mr. Stone disclaims beneficial ownership of Common Stock not held of record by him.

(17) Assumes the exercise of warrants and options to purchase 1,286,260 shares of Common Stock. See Notes (5-9, 11, 12, 14-16) above.

                            SECTION 16(A) REPORTING

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock or other equity securities of the Company, to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3), reports of changes in beneficial ownership (Form 4) and annual statements of beneficial ownership (Form 5). Executive officers, directors and more than 10% beneficial owners are required to provide the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on a review of the reports furnished to it and written representations from its executive officers and directors, all Section 16(a) reporting requirements for the executive officers and directors of the Company were satisfied for 1995, except Michael J. Prager, Senior Vice President and Senior Financial Officer, filed an amended Form 3 to report his beneficial ownership of an additional 100 shares of Common Stock that was inadvertently omitted in his Form 3 filed after his becoming an Executive Officer of the Company in September 1995.

                            CERTAIN BYLAW PROVISIONS

     The Board of Directors has established May 22, 1997 as the date for the 1997 annual meeting of stockholders.

     The Bylaws establish an advance notice procedure with regard to business proposed to be submitted by a stockholder at any annual or special meeting of stockholders of the Company, including the nomination of candidates for election as directors. The procedure provides that a notice of proposed stockholder business must be timely given in writing to the Secretary of the Company prior to the meeting. In all cases, to be timely, notice relating to the 1997 annual meeting must be received at the principal executive office of the Company not less than 60 days nor more than 90 days before May 22, 1997.

     Notice to the Company from a stockholder who proposes to nominate a person at a meeting for election as a director must contain all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such persons written consent to be named in the proxy statement as a nominee and to serve as a director if elected.

     The chairman of a meeting of stockholders may determine that a person is not nominated in accordance with the nomination procedure, in which case such person's nomination will be disregarded. If the chairman of a meeting of stockholders determines that other business was not properly brought before such meeting in accordance with the Bylaw procedures, such business will not be conducted at the meeting. Nothing in the nomination procedure or the business procedure will preclude discussion by any stockholder of any nomination or business properly made or brought before the annual or any other meeting in accordance with the above mentioned procedures.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to have included in the Company's proxy statement relating to the 1997 Annual Meeting of Stockholders must be received at the Company's executive office not later than December 2, 1996. Stockholders who intend to nominate directors or to bring other business before the meeting must also comply with the procedures set forth in the Company's bylaws, as described under "Certain Bylaw Provisions." The Company will furnish copies of the appropriate Bylaw provision upon written request to the Secretary of the Company at its principal executive office.

                                 OTHER MATTERS

     As of the date of the Proxy Statement, the Board of Directors knows of no other business to be presented for action at the meeting. However, if any other business is properly brought before the meeting, the proxies solicited hereby confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect to such matter.

                                            By Order of the Board of Directors,

                                            SCOTT D. SILVERMAN
                                            Secretary

June 11, 1996

                                                                         ANNEX A

                              EMPLOYMENT AGREEMENT

     AGREEMENT, made and entered into as of the 7th day of June, 1996 by and between PennCorp Financial Group, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and David J. Stone (the "Executive").

                                  WITNESSETH:

     WHEREAS, the Executive is the Chairman of the Board and Chief Executive Officer of the Company; and

     WHEREAS, the Company desires to continue to employ the Executive and to enter into an employment agreement embodying the terms of such employment (the "Agreement"); and

     WHEREAS, the Executive desires to enter into the Agreement and to accept such employment, subject to the terms and provisions of the Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

     1. Definitions.

     (a) "Annual Incentive Plan" shall mean the Company's 1996 Senior Executive Annual Incentive Award Plan.

     (b) "Approved Medical Doctor" shall mean a medical doctor selected by the Company and the Executive for the purposes of determining Disability. In the event that the Company and the Executive cannot agree on a medical doctor, then each Party shall select a medical doctor and the two medical doctors shall select a third medical doctor who shall be the Approved Medical Doctor.

     (c) "Base Salary" shall mean the salary provided for in Section 4 below or any increased salary granted to the Executive pursuant to Section 4.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Cause" shall mean:

          (1) the Executive (i) is convicted of or (ii) pleads guilty or nolo contendere to (a) a felony or (b) a crime against the Company that causes or is reasonably likely to cause material economic harm to the Company; or

          (2) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under the Agreement, resulting, in either case, in material economic harm to the Company.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (g) "Company Target" shall mean any entity with which the Company has actively engaged in discussions to acquire, merge or enter into any joint venture during the 12-month period ending on the date of the Executive's termination of employment.

     (h) A "Change in Control" shall mean the first to occur of the following events:

          (1) any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act) becomes a "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of more than 25 percent of the Voting Stock of the Company;

          (2) the majority of the Board consists of individuals other than Incumbent Directors;

          (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

          (4) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction, unless (i) the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, at least 60 percent of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company and (ii) the successor entity (or entities) has assumed all obligations under the Agreement; or

          (5) the Company combines with another company and is the surviving corporation; provided, however, that immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, less than 60 percent of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates (as such term is defined in Rule 12b-2 of the Exchange Act) of such other company in exchange for stock of such other company).

     (i) "Competitive Activity" shall mean any activity engaged in by the Executive, whether as an employee, consultant, principal, agent, officer, director, partner or shareholder (except as a less than one percent shareholder of a publicly traded company or a less than five percent shareholder of a privately held company), which is competitive with the Company. For this purpose, an activity which is competitive with the Company shall mean a business that is primarily involved in the acquisition of life insurance companies. Notwithstanding anything to the contrary in this Section 1(i), an activity shall not be deemed to be a Competitive Activity solely as a result of the Executive's being employed by or otherwise associated with a business of which a unit is in competition with the Company or any Subsidiary but as to which unit the Executive does not have direct or indirect responsibilities.

     (j) "Disability" shall mean the Executive's inability to substantially perform his duties and responsibilities under the Agreement for a period of 180 days during any 240-day period as determined by an Approved Medical Doctor.

     (k) "Effective Date" shall mean April 15, 1996.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (m) "Good Reason" shall mean the occurrence of any of the following events within the 60-day period preceding the termination of employment by the
Executive:

          (1) a reduction in the Executive's Base Salary or any material failure by the Company to honor its obligations under Sections 7, 8, 9 or 10 hereof, in any such case, without the Executive's prior written consent;

          (2) a material change in the Executive's position, duties or responsibilities with respect to his employment by the Company under the Agreement without the Executive's prior written consent;

          (3) the failure to elect or reelect the Executive to any of the positions described in Section 3 below (including his position as a member of the Board) or the removal of him from any such position (other than a removal resulting from the termination of the Executive's employment for Cause pursuant to Section 11(c) below);

          (4) a reduction in the Executive's annual target bonus opportunity below $800,000 or any material change in the Executive's participation in the Annual Incentive Plan without the Executive's prior written consent;

          (5) an actual change by the Board in the Executive's principal work location by more than 25 miles and more than 25 miles from the Executive's principal place of abode as of the date hereof without the Executive's prior written consent;

          (6) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 45 days after a merger, consolidation, sale or similar transaction; or

          (7) a Change in Control.

     (n) "Incumbent Directors" shall mean the members of the Board as of the Effective Date; provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was supported by 75 percent of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

     (o) "Stock" shall mean the Common Stock of the Company.

     (p) "Stock Plan" shall mean the Company's 1996 Stock Award and Stock Option Plan.

     (q) "Subsidiary" of the Company shall mean any corporation of which the Company owns, directly or indirectly, more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

     (r) "Term of Employment" shall mean the period specified in Section 2 below.

     (s) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

     2. Term of Employment.

     The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date, subject to earlier termination of the Term of Employment in accordance with the terms of the Agreement; provided, however, this Agreement shall become null and void ab initio and of no further force and effect unless (i) prior to January 1, 1997 (or such other date to which the Executive and the Company may agree), the Company and the Executive (or affiliates of the Executive) enter into a definitive agreement (the "Knightsbridge Agreement") providing for the sale (the "Sale") by the Executive (or such affiliates) to the Company of the interests of the Executive (or such affiliates) in Knightsbridge Capital Fund I, L.P. ("Knightsbridge") and Knightsbridge Management, L.L.C., (ii) the stockholders of the Company approve the Sale no later than at the Company's 1997 annual meeting of stockholders, and
(iii) the Company's stockholders approve the Annual Incentive Plan and the Stock Plan at the Company's 1996 annual meeting of stockholders.

     3. Position, Duties and Responsibilities.

     (a) On the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as the Chief Executive Officer of the Company and be responsible for the general management of the affairs of the Company. The Executive, in carrying out his duties under the Agreement, shall report to the Board.

     (b) It is the intention of the Parties that as of the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall serve as a member of the Board and of the Executive Committee thereof.

     (c) Notwithstanding anything herein to the contrary, nothing shall preclude the Executive from:

          (1) serving on the boards of directors of other corporations if the Board consents in writing to such service; provided, however, that consent by the Board is not required for serving on the boards of directors of corporations in which Knightsbridge had an investment at the time at which the Executive originally undertook such position and so long as all directors' fees and any other compensation paid by such corporation in respect of the Executive's services as a member of such board while he is an employee of the Company are paid to the Company;

          (2) serving on the boards of a reasonable number of trade associations and/or charitable organizations;

          (3) engaging in charitable activities and community affairs; and

          (4) managing his personal investments and affairs.

     4. Base Salary.

     The Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $750,000. The Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the Board and/or the Compensation Committee thereof.

     5. Annual Incentive Award.

     Provided that the Annual Incentive Plan is approved by the Company's shareholders, the Executive shall participate in the Annual Incentive Plan and shall have a minimum annual target bonus opportunity under such Plan of $800,000 and a maximum bonus opportunity of 2 times such minimum. Payment of annual incentive awards shall be made at the same time that other senior level executives of the Company receive their incentive awards unless otherwise agreed to by the Executive.

     6. Long-Term Incentive Award.

     Provided that the Stock Plan is approved by the Company's shareholders, the Executive shall participate in the Stock Plan and shall be granted under the Stock Plan, as of the Effective Date, an option to purchase 559,000 shares of Stock. The option shall be divided into four tranches as set forth below:

                              NUMBER OF SHARES OF          EXERCISE PRICE
TRANCHE                     STOCK UNDERLYING TRANCHE         PER SHARE
- -------                     ------------------------       --------------
  1......................            250,000                    $29.50
  2......................            103,000                    $32.45
  3......................            103,000                  $ 35.695
  4......................            103,000                  $ 39.325

     Twenty-five percent of each tranche shall become exercisable (vest) on the first four anniversaries of the Effective Date and the option shall expire on the fifth anniversary of the Effective Date.

     7. Employee Benefit Programs.

     a. During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the senior-level executives of the Company or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded.

     b. In addition, the Company shall immediately cause one of its life insurance subsidiaries acceptable to the Executive to issue the Executive a life insurance policy having a death benefit equal to $5,000,000 (the "Policy") with the beneficiary as designated by the Executive. Amounts due under the policy will be payable in accordance with the terms thereof notwithstanding any other provision of this Agreement. The Company shall incur the first $15,000 of the annual cost of the Policy, and the Executive shall pay the portion of the annual cost of the Policy that exceeds $15,000 (if any).

     8. Reimbursement of Business and Other Expenses.

     The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under the Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy.

     9. Perquisites.

     a. During the Term of Employment, the Executive shall be entitled to participate in any of the Company's executive fringe benefits in accordance with the terms and conditions of such arrangements as are in effect from time to time for the senior-level executives of the Company.

     b. In addition, the Company shall:

          (1) provide the Executive with a luxury automobile and pay the reasonable expenses of such automobile; and

          (2) reimburse the Executive for any expenses incurred by the Executive relating to personal financial and/or tax counselling; provided, however, that such reimbursement shall not exceed $10,000 per year.

     10. Vacation.

     The Executive shall be entitled to 6 weeks paid vacation each year. In the event that the Executive does not use all of his vacation time during an applicable calendar year, he shall be entitled to carry forward such unused vacation time; provided, however, that only four weeks of unused vacation time (including all previously carried forward unused vacation time) may be carried forward from any one calendar year to the next calendar year.

     11. Termination of Employment.

     a. Termination of Employment Due to Death. In the event the Executive's employment is terminated due to his death, his estate or his beneficiaries as the case may be, shall be entitled to:

          (1) Base Salary earned but not paid prior to the date of death;

          (2) have all unexercisable stock options granted under Section 6 above and held by the Executive on the date of death become immediately exercisable;

          (3) have all exercisable and unexercisable stock options granted under
     Section 6 above and held by the Executive on the date of death remain exercisable until the end of the earlier of (i) the one-year period following the date of death or (ii) the date the option would otherwise expire;

          (4) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, or 9 above; and

          (5) other or additional benefits in accordance with applicable plans and programs of the Company.

     b. Termination of Employment Due to Disability. In the event the Executive's employment is terminated due to his Disability, he shall be entitled to the following (but in no event less than the benefits due him under the then current disability program of the Company):

          (1) Base Salary earned but not paid prior to the date of the termination of employment;

          (2) an amount equal to the sum of 60% percent of Base Salary, at the annual rate in effect on the date of the termination of employment, for a period ending on the last day of the month in which he becomes 65, less the amount of any disability benefits provided to the Executive by the Company (other than benefits attributable to the Executive's own contributions) under any disability plan;

          (3) an amount equal to the product of (a) the average percentage of Base Salary paid to the Executive as annual incentive bonuses for the two calendar years immediately preceding the year of the termination of employment multiplied by (b) the Base Salary in effect on the date of the Executive's termination of employment multiplied by (c) a fraction, the numerator of which is the number of days in the current calendar year prior to the date of the termination of employment and the denominator of which is 365;

          (4) have all unexercisable stock options granted under Section 6 above and held by the Executive on the date of the termination of employment become immediately exercisable;

          (5) have all exercisable and unexercisable stock options granted under
     Section 6 above and held by the Executive on the date of the termination of employment remain exercisable until the end of the earlier of (i) the one-year period following the date of the termination of employment or (ii) the date the option otherwise expires;

          (6) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, or 9 above; and

          (7) continued participation in medical, dental, hospitalization and life insurance coverage and in all other employee plans and programs in which he was participating on the date of the termination of employment until he attains age 65 as if he were an employee; and

          (8) other or additional benefits in accordance with applicable plans and programs of the Company.

     If the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in Section 11(b)(7) above, he shall be provided the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate. The economic equivalent of any benefit foregone shall be deemed to be the competitive cost that would reasonably be incurred by the Executive in obtaining such benefit himself on an individual basis.

     In no event shall a termination of the Executive's employment for Disability occur unless the Party terminating his employment gives written notice to the other Party in accordance with Section 24 below.

     (c) Termination of Employment by the Company for Cause.

          (1) A termination of employment for Cause shall not take effect unless the provisions of this Section 11(c)(1) are complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, and such notice:

             i) to state in reasonable detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination of employment for Cause is based, and

             ii) to be given within six months of the Board learning of such act or acts or failure or failures to act.

     Unless the termination of employment for Cause is pursuant to Section 1(e)(1) hereof, the Executive shall have 20 days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct or such termination of employment for Cause is pursuant to Section 1(e)(1) hereof, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 20 days of such notice to the Executive, provided he requests such hearing within 10 days of the written notice from the Board of the intention to terminate him for Cause. If, within 5 days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

          (2) In the event the Company terminates the Executive's employment for Cause, he shall be entitled to:

             i) Base Salary earned but not paid prior to the date of the termination of employment;

             ii) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, or 9 above; and

             iii) other or additional benefits in accordance with applicable plans or programs of the Company.

          (3) In addition, in the event of a termination of employment for Cause, the Executive shall immediately forfeit all stock options granted under Section 6 above and held by the Executive on the date of the termination of employment.

          (4) Notwithstanding anything herein to the contrary, if following a termination of the Executive's employment by the Company for Cause based upon the conviction of the Executive for a felony or any crime against the Company such conviction is overturned in a final determination on appeal, the Executive shall be entitled to the payments and the economic equivalent of the benefits the Executive would have received under Section 11(d) hereof if his employment had been terminated by the Company without Cause.

     (d) Termination of Employment by the Company Without Cause. In the event the Executive's employment is terminated without Cause, other than due to Disability or death, the Executive shall be entitled to:

          (1) Base Salary earned but not paid prior to the date of the termination of employment;

          (2) Base Salary, at the annualized rate in effect on the date of the termination of the Executive's employment for the longer of (i) the end of the Term of Employment or (ii) 24 months, payable as a lump sum using as a discount rate the long-term applicable federal rate compounded annually as published by the Internal Revenue Service for the month in which the termination of employment occurs;

          (3) an amount equal to the product of (a) the average percentage of Base Salary paid to the Executive as annual incentive bonuses for the two calendar years immediately preceding the year of the termination of employment multiplied by (b) the Base Salary in effect on the date of the Executive's termination of employment;

          (4) have all unexercisable stock options granted under Section 6 above and held by the Executive on the date of the termination of employment become immediately exercisable;

          (5) have all exercisable and unexercisable stock options granted under
     Section 6 above and held by the Executive on the date of the termination of employment remain exercisable until the date the option would otherwise expire;

          (6) the Company continue its payment of the Policy's annual premium pursuant to Section 7 above;

          (7) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, or 9 above; and

          (8) continued participation in all medical, dental, hospitalization and life insurance coverage and in other employee benefit plans or programs in which he was participating on the date of the termination of employment until the earlier of:

             i) the end of the period in respect of which a lump-sum severance payment is made;

             ii) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

     provided, however, that (i) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in
     Section 11(d)(8)(A) above, he shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate for the period specified in this Section 11(d)(8),
     (ii) the economic equivalent of
     any benefit foregone shall be deemed to be the competitive cost that would reasonably be incurred by the Executive in obtaining such benefit himself on an individual basis, and (iii) payment of such after-tax economic equivalent shall be made quarterly in advance; and

          (9) other or additional benefits in accordance with applicable plans and programs of the Company.

     e. Termination of Employment by the Executive For Good Reason. The Executive may terminate his employment for Good Reason. Upon a termination of employment for Good Reason, the Executive shall be entitled to the payments and benefits provided in Section 11(d) above; provided, however, that if the Executive terminates his employment for Good Reason based on a reduction in Base Salary as provided in Section 1(l)(1) above, then the Base Salary to be used pursuant to Section 11(d)(2) above for the determination of the lump sum payment shall be the Base Salary in effect immediately prior to such reduction.

     f. Termination of Employment Following a Change in Control. If, following a Change in Control, the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to the payments and benefits provided in Section 11(d); provided, however, that the amount calculated under Section 11(d)(2) shall be payable as a lump sum without discounting. Also, immediately following a Change in Control, all amounts, entitlements or benefits in which the Executive is not yet vested shall become fully vested except to the extent such vesting would be inconsistent with the terms of the relevant plan; provided, however, that this sentence shall be inapplicable to the options granted under Section 6 above.

     g. Voluntary Termination of Employment by the Executive. In the event of a termination of employment by the Executive on his own initiative, other than a termination of employment due to death or Disability or a termination of employment for Good Reason, the Executive shall have the same entitlements as provided in Section 11(c)(2) above for a termination of employment for Cause, except that all exercisable stock options granted under Section 6 above and held by the Executive on the date of the termination of employment shall remain exercisable until the earlier of (i) the end of the six-month period following the date of the termination of employment or (ii) the date the option would expire. A termination of employment under this Section 11(g) shall be effective upon 30 days prior written notice to the Company and shall not be deemed a breach of this Agreement.

     h. Payment Following a Change in Control. In the event that the termination of the Executive's employment follows a Change in Control and the aggregate of all payments or benefits made or provided to the Executive under Section 11(f) above and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a "parachute payment" (as such term is defined in Code Section 280G(b)(2)), the Company shall pay to the Executive, prior to the time any excise tax imposed by Code Section 4999 ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a parachute payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 11(h) shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any affiliate thereof. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

     i. No Mitigation; No Offset. In the event of any termination of employment under this Section 11, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain except as specifically provided in this Section 11.

     j. Nature of Payments. Any amounts due under this Section 11 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

     12. Confidentiality: Assignment of Rights.

     a. During the Term of Employment and thereafter, the Executive shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the Term of Employment, including but not limited to records kept in the ordinary course of business (collectively, the "Confidential Information"), except (i) as such disclosure or use may be required or appropriate in connection with his work as an employee of the Company, (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information or (iii) any such disclosure after such Confidential Information has become public knowledge (other than by acts of the Executive or his representatives in violation of this Agreement).

     b. The Executive hereby sells, assigns and transfers to the Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "rights") which during the Term of Employment are made or conceived by him, alone or with others and which are within or arise out of any general field of the Company's business or arise out of any work he performs or information he receives regarding the business of the Company while employed by the Company. The Executive shall fully disclose to the Company as promptly as available all information known or possessed by him concerning the rights referred to in the preceding sentence, and upon request by the Company and without any further remuneration in any form to him by the Company, but at the expense of the Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which the Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such rights.

     13. Noncompetition; Nonsolicitation.

     a. The Executive covenants and agrees that he shall not directly or indirectly engage in a Competitive Activity during (i) the Term of Employment and (ii) in the event of a voluntary termination of employment described in
Section 11(g) above, the six-month period following the date of the termination of employment. In addition, the Executive shall not directly or indirectly solicit, negotiate with or enter into discussion with the shareholders or representatives of any Company Target during (i) the Term of Employment and (ii) in the event of a voluntary termination of employment pursuant to Section 11(g) above, the one-year period following the date of the termination of employment. The Executive covenants and agrees that he shall not directly or indirectly solicit the Company's (or any subsidiary's) (i) employees during the 18-month period following the date of termination of employment or (ii) agents, brokers and/or policyholders during the 36-month period following the date of termination of employment.

     b. The Parties acknowledge that in the event of a breach or threatened breach of Section 13(a) above, the Company shall not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Section 13(a) above, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 13(a) above. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of Section 13(a) above, including the recovery of damages.

     c. The Company and the Executive intend that the Knightsbridge Agreement will provide, among other things, for the potential forfeiture by the Executive of the consideration paid to him thereunder in the event of a breach by the Executive of any of the provisions of Section 13(a) above.

     14. Indemnification.

     a. The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance accompanied by such supporting documentation as the Company may reasonably request. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

     b. Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 14(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

     c. The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

     15. Effect of Agreement on Other Benefits.

     Except as specifically provided in this Agreement, the existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the employee benefit and other plans or programs in which senior executives of the Company are eligible to participate.

     16. Assignability; Binding Nature.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 21 below. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     17. Representation.

     The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that he knows of no agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

     18. Amendment or Waiver.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

     19. Severability.

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     20. Survivorship.

     The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     21. Beneficiaries/References.

     The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     22. Governing Law/Jurisdiction.

     Except as provided in Section 14 above, this Agreement shall be governed by and construed and interpreted in accordance with the laws of New York without reference to principles of conflict of laws.

     23. Resolution of Disputes.

     Any disputes arising under or in connection with this Agreement shall, at the election of the Executive or the Company, be resolved by binding arbitration, to be held in New York City in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the arbitration or litigation, including, without limitation, reasonable attorneys' fees of both Parties, shall be borne by the Party who does not prevail. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts due the Executive under this Agreement and all benefits to which the Executive is entitled at the time the dispute arises.

     24. Notices.

     Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:       PennCorp Financial Group, Inc.
                         745 Fifth Avenue
                         New York, NY 10151
                         Attention: General Counsel

With a copy to:          Jeremy W. Dickens, Esq.
                         Weil, Gotshal & Manges LLP
                         100 Crescent Court
                         Suite 1300
                         Dallas, Texas 75201-6950

If to the Executive:     David J. Stone
                         745 Fifth Avenue
                         New York, NY 1015l

     25. Headings.

     The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     26. Counterparts.

     This Agreement may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                            PENNCORP FINANCIAL GROUP, INC.

                                            By:   /s/  SCOTT D. SILVERMAN
                                               -------------------------------
                                                      Scott D. Silverman
                                                    Senior Vice President,
                                                       General Counsel

                                            By:      /s/  KENNETH ROMAN
                                               -------------------------------
                                                        Kenneth Roman
                                                    Chairman Compensation
                                                          Committee

                                                  /s/  DAVID J. STONE
                                               -------------------------------
                                                       David J. Stone

                                                                         ANNEX B

                              EMPLOYMENT AGREEMENT

     AGREEMENT, made and entered into as of the 7th day of June, 1996 by and between PennCorp Financial Group, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Steven W. Fickes (the "Executive").

                                  WITNESSETH:

     WHEREAS, the Executive is the President and Chief Financial Officer of the Company; and

     WHEREAS, the Company desires to continue to employ the Executive and to enter into an employment agreement embodying the terms of such employment (the "Agreement"); and

     WHEREAS, the Executive desires to enter into the Agreement and to accept such employment, subject to the terms and provisions of the Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

     1. Definitions.

     (a) "Annual Incentive Plan" shall mean the Company's 1996 Senior Executive Annual Incentive Award Plan.

     (b) "Approved Medical Doctor" shall mean a medical doctor selected by the Company and the Executive for the purposes of determining Disability. In the event that the Company and the Executive cannot agree on a medical doctor, then each Party shall select a medical doctor and the two medical doctors shall select a third medical doctor who shall be the Approved Medical Doctor.

     (c) "Base Salary" shall mean the salary provided for in Section 4 below or any increased salary granted to the Executive pursuant to Section 4.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Cause" shall mean:

          (1) the Executive (i) is convicted of or (ii) pleads guilty or nolo contendere to (a) a felony or (b) a crime against the Company that causes or is reasonably likely to cause material economic harm to the Company; or

          (2) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under the Agreement, resulting, in either case, in material economic harm to the Company.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (g) "Company Target" shall mean any entity with which the Company has actively engaged in discussions to acquire, merge or enter into any joint venture during the 12-month period ending on the date of the Executive's termination of employment.

     (h) A "Change in Control" shall mean the first to occur of the following events:

          (1) any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act) becomes a "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of more than 25 percent of the Voting Stock of the Company;

          (2) the majority of the Board consists of individuals other than Incumbent Directors;

          (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

          (4) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction, unless (i) the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, at least 60 percent of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company and (ii) the successor entity (or entities) has assumed all obligations under the Agreement; or

          (5) the Company combines with another company and is the surviving corporation; provided, however, that immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, less than 60 percent of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates (as such term is defined in Rule 12b-2 of the Exchange Act) of such other company in exchange for stock of such other company).

     (i) "Competitive Activity" shall mean any activity engaged in by the Executive, whether as an employee, consultant, principal, agent, officer, director, partner or shareholder (except as a less than one percent shareholder of a publicly traded company or a less than five percent shareholder of a privately held company), which is competitive with the Company. For this purpose, an activity which is competitive with the Company shall mean a business that is primarily involved in the acquisition of life insurance companies. Notwithstanding anything to the contrary in this Section 1(i), an activity shall not be deemed to be a Competitive Activity solely as a result of the Executive's being employed by or otherwise associated with a business of which a unit is in competition with the Company or any Subsidiary but as to which unit the Executive does not have direct or indirect responsibilities.

     (j) "Disability" shall mean the Executive's inability to substantially perform his duties and responsibilities under the Agreement for a period of 180 days during any 240-day period as determined by an Approved Medical Doctor.

     (k) "Effective Date" shall mean April 15, 1996.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (m) "Good Reason" shall mean the occurrence of any of the following events within the 60-day period preceding the termination of employment by the
Executive:

          (1) a reduction in the Executive's Base Salary or any material failure by the Company to honor its obligations under Sections 7, 8, 9 or 10 hereof, in any such case, without the Executive's prior written consent;

          (2) a material change in the Executive's position, duties or responsibilities with respect to his employment by the Company under the Agreement without the Executive's prior written consent;

          (3) the failure to elect or reelect the Executive to any of the positions described in Section 3 below (including his position as a member of the Board) or the removal of him from any such position (other than a removal resulting from the termination of the Executive's employment for Cause pursuant to Section 11(c) below);

          (4) a reduction in the Executive's annual target bonus opportunity below $800,000 or any material change in the Executive's participation in the Annual Incentive Plan without the Executive's prior written consent;

          (5) an actual change by the Board in the Executive's principal work location by more than 25 miles and more than 25 miles from the Executive's principal place of abode as of the date hereof without the Executive's prior written consent;

          (6) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 45 days after a merger, consolidation, sale or similar transaction;

          (7) David J. Stone shall cease to serve as the Chief Executive Officer of the Company, unless the Executive shall approve his successor; or

          (8) a Change in Control.

     (n) "Incumbent Directors" shall mean the members of the Board as of the Effective Date; provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was supported by 75 percent of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

     (o) "Stock" shall mean the Common Stock of the Company.

     (p) "Stock Plan" shall mean the Company's 1996 Stock Award and Stock Option Plan.

     (q) "Subsidiary" of the Company shall mean any corporation of which the Company owns, directly or indirectly, more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

     (r) "Term of Employment" shall mean the period specified in Section 2 below.

     (s) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

     2. Term of Employment.

     The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date, subject to earlier termination of the Term of Employment in accordance with the terms of the Agreement; provided, however, this Agreement shall become null and void ab initio and of no further force and effect unless (i) prior to January 1, 1997 (or such other date to which the Executive and the Company may agree), the Company and the Executive (or affiliates of the Executive) enter into a definitive agreement (the "Knightsbridge Agreement") providing for the sale (the "Sale") by the Executive (or such affiliates) to the Company of the interests of the Executive (or such affiliates) in Knightsbridge Capital Fund I, L.P. ("Knightsbridge") and Knightsbridge Management, L.L.C., (ii) the stockholders of the Company approve the Sale no later than at the Company's 1997 annual meeting of stockholders, and
(iii) the Company's stockholders approve the Annual Incentive Plan and the Stock Plan at the Company's 1996 annual meeting of stockholders.

     3. Position, Duties and Responsibilities.

     (a) On the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as the President and Chief Financial Officer of the Company and be responsible for the management of the financial affairs of the Company and such other functions as shall be determined by the Chief Executive Officer of the Company. The Executive, in carrying out his duties under the Agreement, shall report to the Chief Executive Officer of the Company and to the Board.

     (b) It is the intention of the Parties that as of the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall serve as a member of the Board and of the Executive Committee thereof.

     (c) Notwithstanding anything herein to the contrary, nothing shall preclude the Executive from:

          (1) serving on the boards of directors of other corporations if the Board consents in writing to such service; provided, however, that consent by the Board is not required for serving on the boards of directors of corporations in which Knightsbridge had an investment at the time at which the Executive originally undertook such position and so long as all directors' fees and any other compensation paid by such corporation in respect of the Executive's services as a member of such board while he is an employee of the Company are paid to the Company;

          (2) serving on the boards of a reasonable number of trade associations and/or charitable organizations;

          (3) engaging in charitable activities and community affairs; and

          (4) managing his personal investments and affairs.

     4. Base Salary.

     The Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $750,000. The Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the Board and/or the Compensation Committee thereof.

     5. Annual Incentive Award.

     Provided that the Annual Incentive Plan is approved by the Company's shareholders, the Executive shall participate in the Annual Incentive Plan and shall have a minimum annual target bonus opportunity under such Plan of $800,000 and a maximum bonus opportunity of 2 times such minimum. Payment of annual incentive awards shall be made at the same time that other senior level executives of the Company receive their incentive awards unless otherwise agreed to by the Executive.

     6. Long-Term Incentive Award.

     Provided that the Stock Plan is approved by the Company's shareholders, the Executive shall participate in the Stock Plan and shall be granted under the Stock Plan, as of the Effective Date, an option to purchase 559,000 shares of Stock. The option shall be divided into four tranches as set forth below:

                                NUMBER OF SHARES OF        EXERCISE PRICE
TRANCHE                       STOCK UNDERLYING TRANCHE       PER SHARE
- -------                       ------------------------     --------------
  1.........................           250,000                $  29.50
  2.........................           103,000                $  32.45
  3.........................           103,000                $ 35.695
  4.........................           103,000                $ 39.325

Twenty-five percent of each tranche shall become exercisable (vest) on the first four anniversaries of the Effective Date and the option shall expire on the fifth anniversary of the Effective Date.

     7. Employee Benefit Programs.

     (a) During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the senior-level executives of the Company or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded.

     (b) In addition, the Company shall immediately cause one of its life insurance subsidiaries acceptable to the Executive to issue the Executive a life insurance policy having a death benefit equal to $5,000,000 (the "Policy") with the beneficiary as designated by the Executive. Amounts due under the policy will be payable in accordance with the terms thereof notwithstanding any other provision of this Agreement. The Company shall incur the first $10,000 of the annual cost of the Policy, and the Executive shall pay the portion of the annual cost of the Policy that exceeds $10,000 (if any).

     8. Reimbursement of Business and Other Expenses.

     The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under the Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy.

     9. Perquisites.

     (a) During the Term of Employment, the Executive shall be entitled to participate in any of the Company's executive fringe benefits in accordance with the terms and conditions of such arrangements as are in effect from time to time for the senior-level executives of the Company.

     (b) In addition, the Company shall:

          (1) provide the Executive with a luxury automobile and pay the reasonable expenses of such automobile; and

          (2) reimburse the Executive for any expenses incurred by the Executive relating to personal financial and/or tax counselling; provided, however, that such reimbursement shall not exceed $10,000 per year.

     10. Vacation.

     The Executive shall be entitled to 6 weeks paid vacation each year. In the event that the Executive does not use all of his vacation time during an applicable calendar year, he shall be entitled to carry forward such unused vacation time; provided, however, that only four weeks of unused vacation time (including all previously carried forward unused vacation time) may be carried forward from any one calendar year to the next calendar year.

     11. Termination of Employment.

     (a) Termination of Employment Due to Death. In the event the Executive's employment is terminated due to his death, his estate or his beneficiaries as the case may be, shall be entitled to:

          (1) Base Salary earned but not paid prior to the date of death;

          (2) have all unexercisable stock options granted under Section 6 above and held by the Executive on the date of death become immediately exercisable;

          (3) have all exercisable and unexercisable stock options granted under
     Section 6 above and held by the Executive on the date of death remain exercisable until the end of the earlier of (i) the one-year period following the date of death or (ii) the date the option would otherwise expire;

          (4) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, or 9 above; and

          (5) other or additional benefits in accordance with applicable plans and programs of the Company.

     (b) Termination of Employment Due to Disability. In the event the Executive's employment is terminated due to his Disability, he shall be entitled to the following (but in no event less than the benefits due him under the then current disability program of the Company):

          (1) Base Salary earned but not paid prior to the date of the termination of employment;

          (2) an amount equal to the sum of 60% percent of Base Salary, at the annual rate in effect on the date of the termination of employment, for a period ending on the last day of the month in which he becomes 65, less the amount of any disability benefits provided to the Executive by the Company (other than benefits attributable to the Executive's own contributions) under any disability plan;

          (3) an amount equal to the product of (a) the average percentage of Base Salary paid to the Executive as annual incentive bonuses for the two calendar years immediately preceding the year of the termination of employment multiplied by (b) the Base Salary in effect on the date of the Executive's termination of employment multiplied by (c) a fraction, the numerator of which is the number of days in the current calendar year prior to the date of the termination of employment and the denominator of which is 365;

          (4) have all unexercisable stock options granted under Section 6 above and held by the Executive on the date of the termination of employment become immediately exercisable;

          (5) have all exercisable and unexercisable stock options granted under
     Section 6 above and held by the Executive on the date of the termination of employment remain exercisable until the end of the earlier of (i) the one-year period following the date of the termination of employment or (ii) the date the option otherwise expires;

          (6) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, or 9 above; and

          (7) continued participation in medical, dental, hospitalization and life insurance coverage and in all other employee plans and programs in which he was participating on the date of the termination of employment until he attains age 65 as if he were an employee; and

          (8) other or additional benefits in accordance with applicable plans and programs of the Company.

     If the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in Section 11(b)(7) above, he shall be provided the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate. The economic equivalent of any benefit foregone shall be deemed to be the competitive cost that would reasonably be incurred by the Executive in obtaining such benefit himself on an individual basis.

     In no event shall a termination of the Executive's employment for Disability occur unless the Party terminating his employment gives written notice to the other Party in accordance with Section 24 below.

     (c) Termination of Employment by the Company for Cause.

          (1) A termination of employment for Cause shall not take effect unless the provisions of this Section 11(c)(1) are complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, and such notice:

             (A) to state in reasonable detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination of employment for Cause is based, and

             (B) to be given within six months of the Board learning of such act or acts or failure or failures to act.

     Unless the termination of employment for Cause is pursuant to Section 1(e)(1) hereof, the Executive shall have 20 days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct or such termination of employment for Cause is pursuant to Section 1(e)(1) hereof, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 20 days of such notice to the Executive, provided he requests such hearing within 10 days of the written notice from the Board of the intention to terminate him for Cause. If, within 5 days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

          (2) In the event the Company terminates the Executive's employment for Cause, he shall be entitled to:

             (A) Base Salary earned but not paid prior to the date of the termination of employment;

             (B) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, or 9 above; and

             (C) other or additional benefits in accordance with applicable plans or programs of the Company.

          (3) In addition, in the event of a termination of employment for Cause, the Executive shall immediately forfeit all stock options granted under Section 6 above and held by the Executive on the date of the termination of employment.

          (4) Notwithstanding anything herein to the contrary, if following a termination of the Executive's employment by the Company for Cause based upon the conviction of the Executive for a felony or any crime against the Company such conviction is overturned in a final determination on appeal, the Executive shall be entitled to the payments and the economic equivalent of the benefits the Executive would have received under Section 11(d) hereof if his employment had been terminated by the Company without Cause.

     (d) Termination of Employment by the Company Without Cause. In the event the Executive's employment is terminated without Cause, other than due to Disability or death, the Executive shall be entitled to:

          (1) Base Salary earned but not paid prior to the date of the termination of employment;

          (2) Base Salary, at the annualized rate in effect on the date of the termination of the Executive's employment for the longer of (i) the end of the Term of Employment or (ii) 24 months, payable as a lump sum using as a discount rate the long-term applicable federal rate compounded annually as published by the Internal Revenue Service for the month in which the termination of employment occurs;

          (3) an amount equal to the product of (a) the average percentage of Base Salary paid to the Executive as annual incentive bonuses for the two calendar years immediately preceding the year of the termination of employment multiplied by (b) the Base Salary in effect on the date of the Executive's termination of employment;

          (4) have all unexercisable stock options granted under Section 6 above and held by the Executive on the date of the termination of employment become immediately exercisable;

          (5) have all exercisable and unexercisable stock options granted under
     Section 6 above and held by the Executive on the date of the termination of employment remain exercisable until the date the option would otherwise expire;

          (6) the Company continue its payment of the Policy's annual premium pursuant to Section 7 above;

          (7) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, or 9 above; and

          (8) continued participation in all medical, dental, hospitalization and life insurance coverage and in other employee benefit plans or programs in which he was participating on the date of the termination of employment until the earlier of:

             (A) the end of the period in respect of which a lump-sum severance payment is made;

             (B) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

     provided, however, that (i) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in
     Section 11(d)(8)(A) above, he shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate for the period specified in this Section 11(d)(8),
     (ii) the economic equivalent of any benefit foregone shall be deemed to be the competitive cost that would reasonably be incurred by the Executive in obtaining such benefit himself on an individual basis, and (iii) payment of such after-tax economic equivalent shall be made quarterly in advance; and

          (9) other or additional benefits in accordance with applicable plans and programs of the Company.

     (e) Termination of Employment by the Executive For Good Reason. The Executive may terminate his employment for Good Reason. Upon a termination of employment for Good Reason, the Executive shall be entitled to the payments and benefits provided in Section 11(d) above; provided, however, that if the Executive terminates his employment for Good Reason based on a reduction in Base Salary as provided in Section 1(l)(1) above, then the Base Salary to be used pursuant to Section 11(d)(2) above for the determination of the lump sum payment shall be the Base Salary in effect immediately prior to such reduction.

     (f) Termination of Employment Following a Change in Control. If, following a Change in Control, the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to the payments and benefits provided in Section 11(d); provided, however, that the amount calculated under Section 11(d)(2) shall be payable as a lump sum without discounting. Also, immediately following a Change in Control, all amounts, entitlements or benefits in which the Executive is not yet vested shall become fully vested except to the extent such vesting would be inconsistent with the terms of the relevant plan; provided, however, that this sentence shall be inapplicable to the options granted under Section 6 above.

     (g) Voluntary Termination of Employment by the Executive. In the event of a termination of employment by the Executive on his own initiative, other than a termination of employment due to death or Disability or a termination of employment for Good Reason, the Executive shall have the same entitlements as provided in Section 11(c)(2) above for a termination of employment for Cause, except that all exercisable stock options granted under Section 6 above and held by the Executive on the date of the termination of employment shall remain exercisable until the earlier of (i) the end of the six-month period following the date of the termination of employment or (ii) the date the option would expire. A termination of employment under this Section 11(g) shall be effective upon 30 days prior written notice to the Company and shall not be deemed a breach of this Agreement.

     (h) Payment Following a Change in Control. In the event that the termination of the Executive's employment follows a Change in Control and the aggregate of all payments or benefits made or provided to the Executive under
Section 11(f) above and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a "parachute payment" (as such term is defined in Code Section 280G(b)(2)), the Company shall pay to the Executive, prior to the time any excise tax imposed by Code Section 4999 ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a parachute payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 11(h) shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any affiliate thereof. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

     (i) No Mitigation; No Offset. In the event of any termination of employment under this Section 11, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain except as specifically provided in this Section 11.

     (j) Nature of Payments. Any amounts due under this Section 11 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

     12. Confidentiality: Assignment of Rights.

     (a) During the Term of Employment and thereafter, the Executive shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the Term of Employment, including but not limited to records kept in the ordinary course of business (collectively, the "Confidential Information"), except (i) as such disclosure or use may be required or appropriate in connection with his work as an employee of the Company, (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information or (iii) any such disclosure after such Confidential Information has become public knowledge (other than by acts of the Executive or his representatives in violation of this Agreement).

     (b) The Executive hereby sells, assigns and transfers to the Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "rights") which during the Term of Employment are made or conceived by him, alone or with others and which are within or arise out of any general field of the Company's business or arise out of any work he performs or information he receives regarding the business of the Company while employed by the Company. The Executive shall fully disclose to the Company as promptly as available all information known or possessed by him concerning the rights referred to in the preceding sentence, and upon request by the Company and without any further remuneration in any form to him by the Company, but at the expense of the Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which the Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such rights.

     13. Noncompetition; Nonsolicitation.

     (a) The Executive covenants and agrees that he shall not directly or indirectly engage in a Competitive Activity during (i) the Term of Employment and (ii) in the event of a voluntary termination of employment described in
Section 11(g) above, the six-month period following the date of the termination of employment. In addition, the Executive shall not directly or indirectly solicit, negotiate with or enter into discussion with the shareholders or representatives of any Company Target during (i) the Term of Employment and (ii) in the event of a voluntary termination of employment pursuant to Section 11(g) above, the one-year period following the date of the termination of employment. The Executive covenants and agrees that he shall not directly or indirectly solicit the Company's (or any subsidiary's) (i) employees during the 18-month period following the date of termination of employment or (ii) agents, brokers and/or policyholders during the 36-month period following the date of termination of employment.

     (b) The Parties acknowledge that in the event of a breach or threatened breach of Section 13(a) above, the Company shall not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Section 13(a) above, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 13(a) above. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of Section 13(a) above, including the recovery of damages.

     (c) The Company and the Executive intend that the Knightsbridge Agreement will provide, among other things, for the potential forfeiture by the Executive of the consideration paid to him thereunder in the event of a breach by the Executive of any of the provisions of Section 13(a) above.

     14. Indemnification.

     (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance accompanied by such supporting documentation as the Company may reasonably request. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

     (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 14(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

     (c) The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

     15. Effect of Agreement on Other Benefits.

     Except as specifically provided in this Agreement, the existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the employee benefit and other plans or programs in which senior executives of the Company are eligible to participate.

     16. Assignability; Binding Nature.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 21 below. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     17. Representation.

     The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that he knows of no agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

     18. Amendment or Waiver.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

     19. Severability.

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     20. Survivorship.

     The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     21. Beneficiaries/References.

     The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     22. Governing Law/Jurisdiction.

     Except as provided in Section 14 above, this Agreement shall be governed by and construed and interpreted in accordance with the laws of New York without reference to principles of conflict of laws.

     23. Resolution of Disputes.

     Any disputes arising under or in connection with this Agreement shall, at the election of the Executive or the Company, be resolved by binding arbitration, to be held in New York City in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the arbitration or litigation, including, without limitation, reasonable attorneys' fees of both Parties, shall be borne by the Party who does not prevail. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts due the Executive under this Agreement and all benefits to which the Executive is entitled at the time the dispute arises.

     24. Notices.

     Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:       PennCorp Financial Group, Inc.
                         745 Fifth Avenue
                         New York, NY 10151
                         Attention: General Counsel

With a copy to:          Jeremy W. Dickens, Esq.
                         Weil, Gotshal & Manges LLP
                         100 Crescent Court
                         Suite 1300
                         Dallas, Texas 75201-6950

If to the Executive:     Steven W. Fickes
                         3 Metro Center
                         Suite 1600
                         Bethesda, MD 20817

     25. Headings.

     The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     26. Counterparts.

     This Agreement may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                            PENNCORP FINANCIAL GROUP, INC.

                                            By:   /s/  SCOTT D. SILVERMAN
                                               -------------------------------
                                                      Scott D. Silverman
                                                    Senior Vice President,
                                                       General Counsel

                                            By:      /s/  KENNETH ROMAN
                                               -------------------------------
                                                        Kenneth Roman
                                                    Chairman Compensation
                                                          Committee

                                                 /s/  STEVEN W. FICKES
                                               -------------------------------
                                                      Steven W. Fickes

                                                                         ANNEX C

                         PENNCORP FINANCIAL GROUP, INC.
                     1996 STOCK AWARD AND STOCK OPTION PLAN

1. DEFINITIONS

     The following terms shall have the following meanings unless the context indicates otherwise:

          1.1 "Award" shall mean either a Stock Award or a Stock Option.

          1.2 "Board" shall mean the Board of Directors of the Company.

          1.3 "Cause" shall mean the Participant:

             (A) is convicted of a felony;

             (B) engages in conduct that constitutes gross neglect or gross misconduct in carrying out his or her duties as an Employee;

             (C) engages in fraud, embezzlement, theft or dishonesty against the Company or any Subsidiary;

             (D) commits a willful or grossly negligent material violation of law in connection with or in the course of the Participant's duties or employment with the Company or any Subsidiary; or

             (E) commits a willful or grossly negligent breach of any stated material employment policy of the Company.

          1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          1.5 "Committee" shall mean the Stock Award and Stock Option Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that such committee shall be comprised solely of not less than two Nonemployee Directors each of whom qualifies as (i) a "disinterested person" (as such term is used in Rule 16b-3 under the Exchange Act) and (ii) an "outside director" (as such term is used in Treasury Regulation Section 1.162-27(e)(3)).

          1.6 "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

          1.7 "Company" shall mean PennCorp Financial Group, Inc., a Delaware corporation.

          1.8 "Disability" shall mean a disability as determined under the Company's then existing long-term disability plan or program.

          1.9 "Employee" shall mean a salaried employee of the Company or any Subsidiary as described in Treasury Regulation Section 1.421-7(h).

          1.10 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          1.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          1.12 "Executive Committee" shall mean the Executive Committee of the Board.

          1.13 "Fair Market Value" shall mean:

             (A) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on the date of calculation) if Common Stock is readily tradeable on a national securities exchange or other market system; or

             (B) an amount determined in good faith by the Committee as the fair market value of the Common Stock on the date of determination if Common Stock is not readily tradeable on a national securities exchange or other market system.

          1.14 "ISO" shall mean an "incentive stock option" as such term is used in Code Section 422.

          1.15 "Nonemployee Director" shall mean a member of the Board who is not an Employee.

          1.16 "Nonqualified Stock Option" shall mean a Stock Option that does not qualify as an ISO.

          1.17 "Participant" shall mean any Employee to whom an Award has been granted by the Committee under the Plan.

        1.18 "Pecuniary Interest" shall mean "pecuniary interest" as such term is used in Rule 16a-1(a)(2)(i) under the Exchange Act.

          1.19 "Plan" shall mean the PennCorp Financial Group, Inc. 1996 Stock Award and Stock Option Plan.

          1.20 "Retirement" shall mean a termination of employment from the Company or any Subsidiary which constitutes a retirement under any defined-benefit pension plan or defined-contribution pension plan maintained by the Company or any Subsidiary which is either a tax-qualified plan under Code Section 401(a) or is identified in writing by the Committee as a defined-benefit pension plan or defined-contribution benefit plan.

          1.21 "SEC" shall mean the Securities and Exchange Commission.

          1.22 "Stock Award" shall mean the grant of Common Stock by the Company to a Participant pursuant to Section 8 below or the grant of Common Stock by the Company to a Nonemployee Director pursuant to Sections 10 and/or 11 below.

          1.23 "Stock Award Agreement" shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to a Stock Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

          1.24 "Stock Option" shall mean the grant by the Company of an option to purchase Common Stock to a Participant pursuant to Section 9 below.

          1.25 "Stock Option Agreement" shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to a Stock Option in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

          1.26 "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

          1.27 "Treasury Regulations" shall mean the regulations promulgated under the Code by the United States Department of Treasury, as amended from time to time.

          1.28 "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2. PURPOSE

     The purpose of the Plan is:

          (a) to provide incentives which will attract, retain and motivate key officers, Employees and Nonemployee Directors whose present and potential contributions are important to the success of the Company and its Subsidiaries;

          (b) to align the interests of key officers, Employees and Nonemployee Directors with that of shareholders by providing incentives to such key officers, Employees and Nonemployee Directors to enhance the performance of the Common Stock through equity ownership in the Company; and

          (c) to ensure that compensation paid under the Plan (other than compensation attributable to ISOs) will be fully deductible for federal income tax purposes.

3. TERM OF PLAN

     The Plan shall be effective as of January 1, 1996, subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Plan shall terminate at the close of business on December 31, 2005, unless terminated earlier by the Board pursuant to Section 16.

4. ADMINISTRATION

     (a) The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such actions in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their legal representatives. No member of the Board, no member of the Committee and no Employee shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other Board or Committee member or Employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

     (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it deems desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or the Subsidiary whose Employees have benefitted from the Plan, as determined by the Committee.

5. ELIGIBILITY

     Participants shall consist of such officers and Employees of the Company and its Subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. In addition, all Nonemployee Directors of the Company shall participate in the Plan, but only to the extent provided in Sections 10 and 11 below. Designation of a Participant in any year shall not require the Committee to designate such person as a Participant in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

6. SHARES SUBJECT TO PLAN

     (a) Available Shares. The aggregate number of shares of Common Stock which shall be available for grants of Awards under the Plan during its term shall be 2,800,000. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company's treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 6(c) below. Shares of Common Stock underlying Stock Awards or Stock Options which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall again be available for grants of Stock Awards and Stock Options under the Plan, to the extent permitted by Rule 16b-3 under the Exchange Act. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock.

     (b) Maximum Aggregate Number of Shares Underlying Stock Awards and Stock Options Granted Under the Plan to Any Single Participant. The maximum aggregate number of shares of Common Stock underlying Stock Awards that may be granted to any single Participant during the life of the Plan shall be 1,500,000, subject to adjustment as provided in Section 6(c) below. The maximum aggregate number of shares of Common Stock underlying Stock Options that may be granted to any single Participant during the life of the Plan shall be 1,500,000, subject to adjustment as provided in Section 6(c) below. For purposes of the preceding sentence, shares of Common Stock underlying Stock Options that are cancelled shall continue to be counted in determining the maximum aggregate number of shares of Common Stock that may be granted to any single Participant.

     (c) Adjustment to Shares. If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares of Common Stock underlying Stock Awards and the number of shares of Common Stock underlying Stock Options and the exercise prices of such Stock Options shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through a merger, consolidation, separation (including a spinoff or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Code Section 368(a)) or partial or complete liquidation, the Committee shall make appropriate adjustments in the number of shares of Common Stock which may be issued under the Plan and to any single Participant, and any adjustments and/or modifications to outstanding Stock Awards and Stock Options as it deems appropriate. In the event of any other change in the capital structure of the Company or in the Common Stock, the Committee shall also be authorized to make such appropriate adjustments in the number of shares of Common Stock available for issuance under the Plan and to any single Participant, and any adjustments and/or modifications to outstanding Stock Awards and Stock Options as it deems appropriate; provided, however, that (i) each such adjustment with respect to an ISO shall comply with the rules of Code
Section 424(a) (or any successor provision) and (ii) in no event shall any adjustment be made which would render any ISO granted hereunder other than an ISO. In addition, the number of shares of Common Stock available for issuance under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock.

7. PERFORMANCE-BASED COMPENSATION

     The Committee may condition the grant of any Award under the Plan to the achievement of preestablished performance goals, and the Committee may subject the vesting of any Award under the Plan to the achievement of preestablished performance goals, in order to comply with the requirements of Code Section 162(m). In addition, the Committee may take whatever other actions shall be necessary in order to qualify compensation attributable to Awards as "performance-based compensation" under Code Section 162(m). Performance goals shall be based on (i) any one or combination of the following financial measures or (ii) growth in any one or combination of the following financial measures:

     (a) revenue;

     (b) cash flow;

     (c) EBITDA;

     (d) net income;

     (e) earnings per share;

     (f) return on assets; and/or

     (g) return on equity.

8. STOCK AWARDS

     (a) Terms and Conditions. The Committee is authorized to grant Stock Awards to Employees, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, but not limited to, restrictions on transferability and continued employment; provided, however, that such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock underlying such Stock Award, and may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon, if any, shall have lapsed. The Committee may accelerate the date a Stock Award becomes transferable under such circumstances as it deems appropriate.

     (b) Limited Rights as Shareholders. During the period in which any shares of Common Stock are subject to the restrictions imposed under Section 8(a) above, a Participant to whom such restricted shares have been awarded shall not have the right (i) to vote such shares and (ii) to receive dividends thereon.

     (c) Stock Award Agreement. Any Stock Award granted under the Plan shall be evidenced by a Stock Award Agreement which shall be signed by the Company and the Participant.

9. STOCK OPTIONS

     (a) Terms and Conditions. The Committee is authorized to grant Stock Options to Employees. Stock Options may be ISOs or Nonqualified Stock Options, or a combination of both. The Committee shall, in its sole discretion but after having taken into account the recommendations of the Executive Committee with respect to the granting of Stock Options to Employees (other than to an Employee who is a member of the Executive Committee), determine the Employees who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. In addition, the Committee shall determine the following terms and conditions:

          (1) Exercise Price. The Committee, in its sole discretion, shall determine the exercise price of the Stock Option; provided, however, that the exercise price of any Stock Option shall not be less than 100 percent of Fair Market Value on the date of grant.

          (2) Expiration Date. The Committee, in its sole discretion, shall determine the expiration date of the Stock Option; provided, however, that no ISO shall be exercised after the 10th anniversary of the date of grant.

          (3) Exercisability. The Committee, in its sole discretion, shall determine a vesting schedule upon which the Stock Option shall become exercisable and remain exercisable; provided, however, that if the Committee does not determine such vesting schedule, which shall be included in the Stock Option Agreement pursuant to Section 9(c) below, the Stock Option shall become exercisable and remain exercisable in accordance with the vesting schedule set forth below:

            (A) 33 1/3 percent of the Stock Option shall become exercisable on the first anniversary of the date of grant and remain exercisable until the Stock Option expires;

            (B) 33 1/3 percent of the Stock Option shall become exercisable on the second anniversary of the date of grant and remain exercisable until the Stock Option expires; and

            (C) 33 1/3 percent of the Stock Option shall become exercisable on the third anniversary of the date of grant and remain exercisable until the Stock Option expires.

     (b) Restrictions Relating to ISOs. In addition to being subject to the terms and conditions of Section 9(a) above, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are Employees of the Company or one of its "subsidiary corporations" (as defined in Code Section 424(f)) on the date of grant. The aggregate market value (determined as of the time the option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any "parent corporation" (as defined in Code Section 424(e)) or any "subsidiary corporation" (as defined in Code Section 424(f)) shall not exceed $100,000. For purposes of the preceding sentence, (i) ISOs shall be taken into account in the order in which they are granted and (ii) ISOs granted before 1987 shall not be taken into account. ISOs shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than 10 percent of the total combined voting power of all classes of stock of the Company or of any "parent corporation" (as defined in Code Section 424(e)) or any "subsidiary corporation" (as defined in Code Section 424(f)) unless the exercise price of the ISO is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the fifth anniversary of the ISO's date of grant. In addition, no ISO shall be issued to a Participant in tandem with a Nonqualified Stock Option issued to such Participant.

     (c) Stock Options Agreements. Any Stock Option granted under the Plan shall be evidenced by a Stock Option Agreement which shall be signed by the Company and the Participant.

     (d) Additional Terms and Conditions. The Committee may, by way of the Stock Option Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option, provided they are not inconsistent with the Plan.

     (e) Exercise. Upon exercise, the exercise price of a Stock Option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. The Committee may permit a Participant to satisfy any amounts required to be withheld under applicable federal, state and local tax laws, in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

10. NONEMPLOYEE DIRECTOR FORMULA STOCK AWARDS

     (a) Initial Grants. On the date the Plan is approved by the Company's shareholders, the following five Nonemployee Directors shall each automatically be granted a Stock Award of 1,000 shares of Common Stock, which shall be fully transferable and subject to no restrictions:

     (1) Thomas A. Player;

     (2) Kenneth Roman;

     (3) Bruce W. Schnitzer;

     (4) Maurice W. Slayton; and

     (5) David C. Smith.

     (b) Election Grants. Each Nonemployee Director who (i) becomes a member of the Board for the first time after the date on which the Plan is approved by the Company's shareholders and (ii) does not, at the time he or she first becomes a member of the Board, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest in more than 100,000 shares of Common Stock, shall be automatically granted a Stock Award of 1,000 shares of Common Stock, which shall be fully transferable and subject to no restrictions.

     (c) Annual Grants. Each Nonemployee Director who (i) does not, on the date of each annual meeting of the Company's shareholders that occurs after January 1, 1997, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest in more than 100,000 shares of Common Stock and (ii) has not received a grant pursuant to Section 10(b) above during the 12-month period ending on the date of the applicable annual meeting of the Company's shareholders, shall automatically be granted on the date of such annual meeting of shareholders a

Stock Award of 1,000 shares of Common Stock, which shall be fully transferable and subject to no restrictions.

11. NONEMPLOYEE DIRECTOR ANNUAL RETAINER FEES PAID IN STOCK

     (a) A Nonemployee Director who does not, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest in more than 100,000 shares of Common Stock, may elect to forgo 50 percent of the cash compensation attributable to the Nonemployee Director's annual retainer fees and to receive in lieu thereof a Stock Award as determined pursuant to Section 11(b) below. Any such election shall be in writing and must be made at least six months before the services are rendered giving rise to such compensation. Such election may not be revoked or changed thereafter except as to compensation for services rendered at least six months after any such election to revoke or change is made in writing.

     (b) A Nonemployee Director whose cash compensation attributable to his or her annual retainer fees is reduced pursuant to Section 11(a) above shall receive a Stock Award of which the number of shares of Common Stock underlying such Stock Award shall be determined by dividing (x) amount of the cash compensation so reduced by (y) the product of (A) the Fair Market Value of the Common Stock on the last business day of the month in which the cash compensation would have been paid in the absence of such reduction multiplied by
(B) 90 percent. For purposes of determining the number of shares of Common Stock underlying Stock Awards under this Section 11(b), fractional shares shall be disregarded.

12. AWARDS SUBJECT TO FOREIGN LAWS

     The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13. CHANGE IN CONTROL OR OWNERSHIP

     (a) Subject to the provisions contained in Sections 13(b) and 13(c) below, in the event there is a change in control or a change in ownership of the Company, the Committee may, in its sole discretion, provide that:

          (1) any or all nontransferable Stock Awards held by any Participant on the date of the change in control or change of ownership shall become immediately transferable as of the date of such change in control or change in ownership and shall remain transferable after such date;

          (2) any or all unexercisable Stock Options held by the Participant on the date of the change in control or change of ownership shall immediately become exercisable as of the date of the change of control or change of ownership and to remain exercisable until a date that occurs on or prior to the date the Stock Option expires; and/or

          (3) any or all exercisable Stock Options held by the Participant on the date of the change in control or change of ownership shall remain exercisable until a date that occurs on or prior to the date the Stock Option expires.

     (b) Six-Month Holding Period. Notwithstanding anything herein to the contrary, the provisions contained in Section 13(a) above shall be inapplicable to an Award granted within six months before the occurrence of such change in control or change in ownership if the Participant who holds such Award is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such Participant.

     (c) ISOs. Notwithstanding anything herein to the contrary, the provisions contained in Section 13(a) above shall not be applied to an ISO if the application of such provision would render any ISO granted hereunder other than an ISO, including, but not limited to extending the exercise period of an ISO in the event of a Participant's termination of employment.

14. TERMINATION OF EMPLOYMENT

     (a) Death of Participant; Termination of Participant's Employment Other Than For Cause. In the event of the death of the Participant, or if the Participant's employment is terminated due to Disability or Retirement, by the Company or any Subsidiary without Cause, or by the Participant for any reason:

          (1) all nontransferable Stock Awards held by the Participant on the date of death or termination of employment, as the case may be, shall be immediately forfeited by the Participant;

          (2) all unexercisable Stock Options held by the Participant on the date of death or termination of employment, as the case may be, shall be immediately forfeited by the Participant; and

          (3) all exercisable Stock Options held by the Participant on the date of death or termination of employment, as the case may be, shall remain exercisable until the earlier of (i) the end of the 90-day period following the Participant's death or termination of employment, as the case may be, or (ii) the date the Stock Option expires.

     (b) Termination of Participant's Employment by the Company or Any Subsidiary for Cause. In the event the Participant's employment is terminated by the Company or any Subsidiary for Cause:

          (1) all nontransferable Stock Awards held by the Participant at the time of termination of employment shall be immediately forfeited by the Participant; and

          (2) all exercisable and unexercisable Stock Options held by the Participant at the time of termination of employment shall be immediately forfeited by the Participant.

     (c) Committee Discretion. Notwithstanding anything herein to the contrary but subject to the provisions contained in Section 14(d) below, in the event of a termination of a Participant's employment for any reason, the Committee may, in its sole discretion, provide that:

          (1) any or all nontransferable Stock Awards held by the Participant on the date of termination of employment to become immediately transferable as of such date and to remain transferable after such date;

          (2) any or all unexercisable Stock Options held by the Participant on the date of termination of employment to become exercisable and to remain exercisable until a date that occurs on or prior to the date the Stock Option expires; and/or

          (3) any or all exercisable Stock Options held by the Participant on the date of termination of employment to remain exercisable until a date that occurs on or prior to the date the Stock Option expires.

     In addition, the Option Committee shall have discretion to adopt a different definition of Cause, Retirement or Disability in connection with any particular Award under the Plan.

     (d) ISOs. Notwithstanding anything herein to the contrary, (i) the provisions contained in Section 14(c) above shall not be applied to an ISO if the application of such provision would render any ISO granted hereunder other than an ISO and (ii) for purposes of extending the exercise period of an ISO in the event of a termination due to Disability pursuant to Section 14(a)(3) above, the Participant's disability shall also satisfy the requirement of "permanent and total disability" as defined in Code Section 22(e)(3).

15. OTHER TERMS AND CONDITIONS

     Any Award made under the Plan may also be subject to such other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines to be appropriate, including, without limitation:

          (a) for the installment purchase of Common Stock under Stock Options;

          (b) to assist the Participant in financing the acquisition of Common Stock;

          (c) for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award;

          (d) for the payment of the value of Awards to Participants in the event of a change in control or a change in ownership of the Company; or

          (e) to comply with federal and state securities laws, or understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan.

16. AMENDMENT AND TERMINATION

     (a) The Board may amend the Plan from time to time or suspend or terminate the Plan at any time; provided, however, that Section 10 above, relating to Nonemployee Director formula awards, shall not be amended more than once every six months, other than to comport with changes in the Code or ERISA. In addition, no amendment of the Plan shall, without approval of the shareholders of the Company, (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities which may be issued under the Plan, (iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) modify the specified employees or class of employees eligible to receive Stock Options, or (v) increase the maximum aggregate number of shares of Common Stock underlying Stock Awards and/or Stock Options that may be granted to any single Participant during the life of the Plan. Termination or amendment of the Plan by the Board shall not adversely affect any Stock Award Agreement and/or Stock Option Agreement without the Participant's prior written consent.

     (b) Notwithstanding anything contained in the Plan to the contrary, the Board may amend the Plan without shareholder approval in order to comply with the amendments to Rule 16b-3 under the Exchange Act adopted by the SEC on May 31, 1996.

     (c) Subject to the terms and conditions of the Plan, the Company may amend or modify any Stock Award Agreement or any Stock Option Agreement by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein.

17. WITHHOLDING TAXES

     The Company, or the applicable Subsidiary, may require a Participant who vests in a Stock Award or who exercises a Nonqualified Stock Option granted hereunder, or disposes of shares acquired pursuant to the exercise of an ISO in a disqualifying disposition (within the meaning of Code Section 421(b)), to reimburse the corporation which employs such Participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such shares. In lieu thereof, the corporation which employs such Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Participant upon such terms and conditions as the Committee shall prescribe. The corporation that employs such Participant may, in its discretion, hold the stock certificate to which such Participant is otherwise entitled upon the vesting of a Stock Award or the exercise of a Nonqualified Stock Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the vesting of a Stock Award or the exercise of a Nonqualified Stock Option (the "Tax Date"), except as set forth below, a holder of a Stock Award or Nonqualified Stock Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from shares of Common Stock issuable in the related vesting or exercise either a specified number of shares or shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering shares of Common Stock previously issued pursuant to the exercise of a Nonqualified Stock Option or other shares of Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. The Committee may prescribe such rules as it determines with respect to Participants subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the rules established by the SEC under Section 16 of the Exchange Act and the positions of the staff of the SEC thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

18. NONTRANSFERABILITY AND NONASSIGNABILITY

     No nontransferable Stock Award nor Stock Option granted under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, or encumbrance. Stock Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, determine, subject to the Plan and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Stock Option shall pass by will or the laws of descent and distribution.

19. UNFUNDED PLAN

     Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. Any and all payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

20. NO FRACTIONAL SHARES

     No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21. GOVERNING LAW

     The Plan and all Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws and except as superseded by applicable federal law.

22. COMPLIANCE WITH RULE 16B-3

     With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successors) promulgated under the

Exchange Act. To the extent any provision of the Plan or action by the Committee fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

23. REGULATORY APPROVALS AND LISTINGS

     Notwithstanding anything herein to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or Stock Options resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

24. NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

     A Participant's right, if any, to continue to serve the Company or any Subsidiary as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan. The Company or the Subsidiary reserves the right to terminate any Employee at any time. In addition, other than as provided in Section 10 above, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

25. NO GUARANTEE OF TAX CONSEQUENCES

     No person connected with the Plan in any capacity, including, but not limited to, the Company and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

26. OTHER BENEFITS

     No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect.

                                                                         ANNEX D

                         PENNCORP FINANCIAL GROUP, INC.

               1996 SENIOR EXECUTIVE ANNUAL INCENTIVE AWARD PLAN

I. PLAN OBJECTIVES

     The objectives of the 1996 Executive Annual Incentive Award Plan (the "Plan") are to advance the interests of PennCorp Financial Group, Inc. (the "Company") and its shareholders by providing key executives with incentive opportunities that:

     - provide compensation opportunities which are competitive with those of comparable institutions

     - focus these executives' attention on the accomplishment of specifically identified Company goals

     - recognize different levels and types of individual contributions by providing for adjustment of the incentive payout on the basis of individual performance

II. DEFINITIONS

     "Annual Incentive Award" or "Award" means the compensation payable under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations established by the Committee and the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that the Committee shall consist of three or more persons each of whom is an "outside director" within the meaning of Section 162(m) and a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Plan" means the PennCorp Financial Group, Inc. 1996 Senior Executive Annual Incentive Award Plan.

     "Performance Goals" shall be defined as the performance criterion or criteria established by the Committee, pursuant to Section V hereof, for the purpose of determining Awards under the Plan.

     "Performance Period" means the consecutive 12 month period that constitutes the Company's fiscal year, unless otherwise specified by the Committee.

     "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder.

III. ADMINISTRATION OF THE PLAN

     The plan will be administered by the Committee. The Committee is authorized to interpret the Plan and to establish and amend rules and regulations necessary for Plan administration. Decisions of the Committee shall be binding on all persons claiming rights under the Plan.

IV. ELIGIBILITY

     Participants will be selected by the Committee annually not later than 90 days after the approval of the Plan at the 1996 Annual Meeting of Stockholders and thereafter not later than 90 days after the commencement of Performance Periods commencing on and after January 1, 1997. The Chief Executive Officer and the President of the Company are hereby designated as the initial Participants under the Plan.

     Notwithstanding the foregoing, at any time during a Performance Period the Committee may designate new Participants or remove Participants, in its sole discretion. Participation in the Plan in any prior year or years shall not give one the right to be a Participant in any subsequent year.

V. PERFORMANCE GOALS AND MEASURES

     Performance Goals shall be established by the Committee not later than 90 days after commencement of the Performance Period relating to a specific Award (or, in the case of the Performance Period covering the 1996 fiscal year, not later than June 11, 1996, the date of the Proxy Statement relating to the 1996 annual meeting of shareholders). The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of performance. The criterion or criteria used in establishing Performance Goals may, at the discretion of the Committee, include a targeted growth rate in annual compounded earnings per share or any other appropriate measure such as revenue, cash flow, EBITDA, net income, return on assets or return on equity. The Performance Goals established by the Committee shall include a threshold level below which no Award will be payable and a maximum Award level for each Participant. The determination of attainment of the Performance Goals shall be determined in accordance with generally accepted accounting principles and certified in writing by the Committee.

     The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) dispositions or acquisitions of businesses or business units, (vi) restatement of prior period financial results, and (vii) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, (x) reduce the Awards under the Plan to offset any results not anticipated when the Performance Goals were established or (y) increase or reduce the Awards under the Plan, but in neither event by more than 25%, to reflect the Committee's evaluation of the individual performance of any Participant under the Plan; provided that no such adjustment shall be made if such adjustment would affect the tax deductibility of the Award under Section 162(m) of the Code.

VI. AWARDS

     Awards under the Plan shall be paid in cash as soon as practicable following the close of that Performance Period.

     At the first meeting of the Committee after the expiration of the Performance Period, the Committee shall review the prior year's performance in relation to the Performance Goals and determine the level of achievement of the Performance Goals. Payment of Annual Incentive Awards to Participants under the Plan shall occur only after the Committee has certified in writing that the Performance Goals have been achieved for the relevant Performance Period. The maximum Annual Incentive Award that may be granted to a Participant under the Plan for any Performance Period shall be twice the Participant's target bonus opportunity.

VII. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

     The Board may amend, modify, suspend or terminate this Plan for any purpose except that no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required pursuant to Section 162(m) or otherwise required as a matter of law. Further, no amendment to the Plan shall be effective that would (i) increase the maximum amount that can be paid to a Participant under the Plan in a Performance Period;
(ii) change the performance criterion or criteria set forth in Section V hereof for payment of Awards; or (iii) modify the eligibility requirement for Participants in the Plan unless first approved by the Company's shareholders.

VIII. EFFECTIVE DATE OF THE PLAN

     This Plan shall be effective as of January 1, 1996. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the Company's shareholders at the annual meeting of the Company's shareholders held in 1996. If the shareholders of the Company shall fail to approve this Plan, this Plan shall terminate and cease to be of any further force or effect. Subject to earlier termination pursuant to Section VII, the Plan shall remain in effect through the conclusion of the 2001 fiscal year of the Company. After termination of the Plan, no future Awards may be granted.

IX. INTERPRETATION

     The Plan is designed to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in manner consistent with that intent.

X. GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of New York and applicable federal law and construed in accordance therewith.

                        PENNCORP FINANCIAL GROUP, INC.


            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, JULY 11, 1996


The undersigned hereby constitutes and appoints Scott D. Silverman, James P. McDermott, and each of them, as their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of PennCorp Financial Group, Inc. to be held at the Raleigh Marrieott, Crabtree Valley, 4500 Marriott Drive, Raleigh NC on Thursday, July 11, 1996, and at any adjournments thereof, on all matters coming before said meeting.

Election of Directors, Nominees:            (change of address/comments)

      David J. Stone                    ---------------------------------------

      Steven W. Fickes                  ---------------------------------------

      Thomas A. Player                  ---------------------------------------

                                        ---------------------------------------
                                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE        * * * * * * * *
APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK * SEE REVERSE * ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD * SIDE *
OF DIRECTOR'S RECOMMENDATIONS.                                  * * * * * * * *

[X] Please mark your
    votes as in this
    example.

    This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR Proposals 2 through 5.

- --------------------------------------------------------------------------------
     The Board of Directors recommends a vote FOR proposals 2 through 5.
- --------------------------------------------------------------------------------
                                      FOR     WITHHELD

1. Election of Directors              [ ]       [ ]
   (See reverse)

For, except vote withheld from the following Nominee(s):



- -----------------------------------------------------------------

                                      FOR     AGAINST    ABSTAIN
2. Approval of adoption of
   the 1996 Stock Award
   and Stock Option Plan.             [ ]       [ ]        [ ]


3. Approval of adoption of
   the 1996 Senior Executive
   Annual Incentive Award
   Plan.                              [ ]       [ ]        [ ]


4. Approval of Warrant grant
   to Steven W. Fickes to
   Purchase 60,000 shares of
   Common Stock.                      [ ]       [ ]        [ ]


5. Ratification of KPMG Peat
   Marwick L.L.P. as independent
   accountants.                       [ ]       [ ]        [ ]

- --------------------------------------------------------------------------------

                                     The signer hereby revokes all proxies
                                     heretofore given by the signer to vote at said meeting or any adjournments thereof.

                                     NOTE:  Please sign exactly as name appears
                                            hereon.   Joint owners should each
                                            sign.  When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, please give full title as
                                            such.



                                     ------------------------------------------


                                     ------------------------------------------
                                       SIGNATURE(S)                      DATE